UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ⌧
Filed by a Party other than the Registrant □

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Lincoln Educational Services Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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14 Sylvan Way, Suite A Parsippany, NJ 07054
March 25, 2022

Dear Shareholder:

We are pleased to invite you to attend the 2022 Annual Meeting of Shareholders of Lincoln Educational Services Corporation (the “Company”) to be held on May 5, 2022 at 9:00 a.m. (Eastern Time) (the “Annual Meeting”) as a virtual-only meeting.  Due to the continued public health impact of the Coronavirus (“COVID-19”) and so that we may support the health and well-being of our shareholders, Board of Directors, management and employees, the Board of Directors has authorized that the Annual Meeting be held as a virtual meeting again this year via live webcast; there will not be an option to attend the Annual Meeting at a physical location.

You will be able to attend the Annual Meeting virtually and to vote and submit questions during the Annual Meeting by visiting https://www.cstproxy.com/lincolntech/2022 and entering the control number provided in these proxy materials.

At this year’s Annual Meeting, shareholders will be asked to elect nine directors, to conduct a non-binding advisory vote on the Company’s compensation of named executive officers, and to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.  The accompanying Notice of Meeting and Proxy Statement describe these matters. We urge you to read this information carefully.

We sincerely hope that you will be able to attend and participate in the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. You may vote your shares by completing the accompanying proxy card or by giving your proxy authorization via the Internet. Please read the instructions accompanying the proxy card for details on giving your proxy authorization via the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS “FOR” OUR ANNUAL MEETING

Our proxy statement and our 2021 annual report to shareholders are available at  https://investors.lincolneducationalservices.com/AP.

YOUR VOTE IS IMPORTANT!

BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR BY GIVING YOUR PROXY AUTHORIZATION VIA THE INTERNET, YOU AUTHORIZE MANAGEMENT OF THE COMPANY TO REPRESENT YOU AND VOTE YOUR SHARES ACCORDING TO YOUR INSTRUCTIONS.  SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOUR PLANS CHANGE AND YOU ARE UNABLE TO ATTEND.  TO ENSURE THAT YOUR VOTE WILL BE COUNTED, PLEASE CAST YOUR VOTE BEFORE 11:59 P.M. (EASTERN TIME) ON MAY 4, 2022.

We thank you for your continuing support and look forward to seeing you at the Annual Meeting.

Sincerely,
Scott M. Shaw
Chief Executive Officer

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LINCOLN EDUCATIONAL SERVICES CORPORATION
14 Sylvan Way, Suite A
Parsippany, NJ 07054

NOTICE OF
2022 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2022

To the Shareholders of Lincoln Educational Services Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”), will be held virtually via the Internet on May 5, 2022, at 9:00 a.m. (Eastern Time) (the “Annual Meeting”). You will be able to attend the Annual Meeting virtually and to vote and submit questions during the Annual Meeting by visiting https://www.cstproxy.com/lincolntech/2022 and entering the control number provided in these proxy materials.  There will not be an option to attend the Annual Meeting at a physical location.

At the Annual Meeting, holders of shares of common stock, no par value per share (the “Common Stock”), and shares of Series A Convertible Preferred Stock, no par value per share (the “Series A Preferred Stock”), of the Company will be asked:

1.
to elect nine directors identified in this proxy statement to serve until the next annual meeting of shareholders following their election and until their respective successors are duly elected and qualify;

2.	to approve, on a non-binding advisory basis, the Company’s compensation of its named executive officers (a “say on pay” vote);

3.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2022; and

4.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof and may properly be voted upon.

In connection with the above matters, the holders of Common Stock and the holders of Series A Preferred Stock will vote together as a single class, with each share of Common Stock being entitled to one vote and each share of Series A Preferred Stock being entitled to 423.729 votes which is the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock as of the record date.  In addition, the holders of shares of Series A Preferred Stock, voting as a separate class, also will be asked to elect one director identified in this proxy statement as the Series A Preferred Director to serve until the next annual meeting of shareholders following his election and until his successor is duly elected and qualifies.

The Board of Directors of the Company has fixed the close of business on March 8, 2022 as the record date for the determination of shareholders of Common Stock and Series A Preferred Stock entitled to notice of, and to vote at the Annual Meeting and any adjournments or postponements thereof. As of the record date there were outstanding 27,449,203 shares of Common Stock and 12,700 shares of Series A Preferred Stock.  Shareholders of record as of the close of business on March 8, 2022 will be able to attend the Annual Meeting, vote and submit questions (both before, and for a portion of, the meeting) from any location via the Internet.  To participate in the Annual Meeting, including submitting questions and/or voting, you will need the control number provided on your proxy card or in your Notice of Internet Availability of Proxy Materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 5, 2022.

The Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2021 are available electronically at https://investors.lincolneducationalservices.com/AP.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE RETURN YOUR PROXY (BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR BY GIVING PROXY AUTHORIZATION VIA THE INTERNET USING THE INSTRUCTIONS PROVIDED ON YOUR PROXY CARD) AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING.  EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. TO ENSURE THAT YOUR VOTE WILL BE COUNTED, PLEASE CAST YOUR VOTE BEFORE 11:59 P.M. (EASTERN TIME) ON MAY 4, 2022.

By Order of the Board of Directors
Parsippany, New Jersey	Alexandra M. Luster
March 25, 2022	Corporate Secretary

LINCOLN EDUCATIONAL SERVICES CORPORATION
14 Sylvan Way, Suite A
Parsippany, New Jersey 07054

PROXY STATEMENT
FOR
2022 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2022

GENERAL

This proxy statement is provided to the shareholders of Lincoln Educational Services Corporation, a New Jersey corporation (the “Company” or “Lincoln”), to solicit proxies, in the form enclosed, for use at the 2022 Annual Meeting of Shareholders of the Company (the “Annual Meeting”), and any and all adjournments or postponements thereof.  The Annual Meeting will be held on May 5, 2022, at 9:00 a.m. (Eastern Time). The Board of Directors knows of no matters to come before the Annual Meeting other than those described in this proxy statement. If any other matters properly come before the Annual Meeting (or any adjournment or postponement thereof), the persons named in the proxy card as proxies will vote on such matters in their discretion in accordance with their best judgment.  This proxy statement and the enclosed proxy card are first being mailed to shareholders on or about March 25, 2022.

Solicitation

This solicitation is made by mail on behalf of the Board of Directors of the Company. The Company will pay for the costs of the solicitation. Further solicitation of proxies may be made, including by mail, telephone, in person or other means, by the directors, officers or employees of the Company or its affiliates, none of whom will receive additional compensation for such solicitation.  The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of the Company’s stock.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 5, 2022.  The Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2021 are available electronically at https://investors.lincolneducationalservices.com/AP.

Virtual Meeting

The Annual Meeting will be held virtually via the Internet again this year. You will be able to attend the Annual Meeting virtually and to vote and submit questions during the Annual Meeting by visiting https://www.cstproxy.com/lincolntech/2022 and entering the control number provided in these proxy materials.

Voting Procedures

Who May Vote at the Annual Meeting?

Only those shareholders of record of the Company’s common stock, no par value per share (the “Common Stock”), and Series A Convertible Preferred Stock, no par value per share (the “Series A Preferred Stock”), as of the close of business on March 8, 2022 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were issued and outstanding 27,449,203 shares of Common Stock and 12,700 shares of Series A Preferred Stock. Holders of Series A Preferred Stock will vote on an as-converted basis with holders of Common Stock.  Each share of Common Stock entitles its holder to one vote. As of the Record Date, each share of Series A Preferred Stock entitles its holder to 423.729 votes which is the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock (the “Conversion Shares” and together with the outstanding shares of Common Stock, collectively, the “Common Shares”). Cumulative voting of the Common Shares is not permitted.

If your shares are registered directly in your name with the Company’s registrar and transfer agent, Continental Stock Transfer & Trust Company, Inc., you are a shareholder of record with respect to those shares and, in such case, this proxy statement and the accompanying proxy materials have been provided directly to you by the Company.  If your shares are held in a stock brokerage account or by a bank or nominee, your shares are held in “street name” and you are considered the “beneficial owner” of those shares and, in such case, this proxy statement and the accompanying proxy materials have been provided to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares held in “street name.”  If you do not so instruct your broker, bank or other nominee as to how to vote your shares held in “street name”, the broker, bank or other nominee may vote such shares only in connection with matters considered routine, such as to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 and not in non-routine matters such as the other matters being considered by our shareholders at the Annual Meeting.  See also “Voting Procedures – What is a Broker Non-Vote?”

What is Considered a Quorum to Conduct the Annual Meeting?

The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the Common Shares entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business at the Annual Meeting.  Attendance at the Annual Meeting, albeit virtual, constitutes presence in person for purposes of a quorum.  As of the Record Date, a minimum of 16,415,280 Common Shares, representing a majority of the sum of (a) 27,449,203 shares of Common Stock outstanding on such date and (b) 5,381,358 Conversion Shares issuable upon conversion of the 12,700 shares of Series A Preferred Stock issued and outstanding on such date, is necessary to constitute a quorum. Abstentions and broker non-votes will be counted for the purpose of determining the existence of a quorum.

What is a Broker Non-Vote?

As noted above, a broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares in “street name” for a beneficial owner, returns the proxy but abstains from voting on a particular proposal because, under most circumstances, such nominee does not have discretionary authority to vote on proposals unless it has received instructions from the beneficial owner of the securities on how to vote those securities. Under applicable law and the rules of the NASDAQ, such nominees do not have discretionary authority to cast votes on non-routine matters without instructions from the beneficial owner of the securities. Proposal 1 (the proposal concerning the election of directors) and Proposal 2 (the non-binding advisory vote on executive compensation) are considered “non-routine” matters, which means that your broker, bank or other nominee does not have discretion to vote your shares as to Proposals 1 and 2 in the absence of specific instructions from you as to how you would like your shares to be voted and, therefore, in connection with those matters will constitute a broker non-vote absent such instructions. Proposal 3 (the ratification of auditors) is considered a “routine” matter, which means that your broker, bank or other nominee may vote your shares as to Proposal 3 without instructions from you as to how you would like your shares to be voted.   Accordingly, if you hold shares in “street name,” we strongly encourage you to provide your broker, bank or other nominee with instructions regarding the voting of your shares on all matters or your shares will not be voted as to Proposals 1 and 2.

What am I being asked to vote on?

The holders of shares of Common Stock and shares of Series A Preferred Stock, voting together as a single class, are being asked to consider and vote on the following items:

•	election of eight directors to serve until the next annual meeting of shareholders following their election and until their respective successors are duly elected and qualify;

•	to approve, on a non-binding advisory basis, the compensation of the named executive officers (“say on pay”), as described in these proxy materials; and

•	ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

In connection with the above matters, each share of Common Stock is entitled to one vote and each share of Series A Preferred Stock is entitled to 423.729 votes which is the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock as of the record date. Accordingly, the holders of Common Stock are entitled to 27,449,203 votes and the holders of the Series A Preferred Stock are entitled to 5,381,358 votes on each of these matters.  In addition, the holders of the Series A Preferred Stock, voting as a separate class, also will consider and vote on the election of one director (the “Series A Preferred Stock Director”) to serve until the next annual meeting of shareholders following his election and until his successor is duly elected and qualifies.

Why are the holders of Common Stock being asked to vote on the election of only eight directors?

A total of nine director nominees will be voted upon at the Annual Meeting.  The holders of shares of Common Stock and shares of Series A Preferred Stock, voting together as a single class, are being asked to vote on eight of the nine director nominees to serve until the next annual meeting of shareholders following their election and until their respective successors are duly elected and qualify:   James J. Burke, Jr., Kevin M. Carney, Ronald E. Harbour, J. Barry Morrow, Michael A Plater, Felecia J. Pryor, Carlton E. Rose and Scott M. Shaw.

Our charter provides that, for so long as shares of Series A Preferred Stock are outstanding and the shares of Common Stock issuable upon conversion thereof represent at least ten percent (10%) of the outstanding shares of Common Stock (after giving effect to the conversion of the Series A Preferred Stock), the holders of a majority of the then-outstanding shares of Series A Preferred Stock, voting separately as a class, have the right to elect one director, the Series A Preferred Stock Director, whom the Board shall include in its nominees for election, and that only holders of the Series A Preferred Stock have the right to vote for this nominee.  The current Series A Preferred Stock Director is John A. Bartholdson whose term expires at the Annual Meeting and Mr. Bartholdson has been designated again as the Series A Preferred Stock designee. The holders of Series A Preferred Stock will vote separately, as a class, on the election of Mr. Bartholdson at the Annual Meeting.

How does the Board recommend that I vote my shares?

The Board recommends a vote:

•	FOR the election of each of the eight director nominees to be elected by holders of shares of Common Stock and shares of Series A Preferred Stock, voting together as a single class;

•	FOR the election of the director nominee to be elected exclusively by the holders of Series A Preferred Stock voting separately as a class;

•	FOR the approval, on a non-binding advisory basis, the compensation of the named executive officers (“say on pay”), as described in these proxy materials; and

•	FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

How Many Votes do I have?

Each record holder of Common Stock will have one vote for each share of Common Stock held on the Record Date on each matter that is properly brought before the Annual Meeting and on which holders of Common Stock are entitled to vote.  There were 27,449,203 shares of Common Stock outstanding on the Record Date.

Each record holder of Series A Preferred Stock will have a number of votes equal to the largest number of whole shares of Common Stock into which such shares are convertible on the Record Date on each matter that is properly brought before the Annual Meeting and on which holders of Series A Preferred Stock are entitled to vote together with Common Stock as a single class.  In addition, each record holder of Series A Preferred Stock will have one vote for each share of Series A Preferred Stock on each matter that is properly brought before the Annual Meeting and on which holders of Series A Preferred Stock are entitled to vote separately, as a class.  As of the Record Date, there were 12,700 shares of Series A Preferred Stock outstanding, which as of such date had voting rights equal to 5,381,358 shares of Common Stock.

How do I vote my shares?

Your vote is important.  Your shares can be voted at the Annual Meeting by following the instructions at https://www.cstproxy.com/lincolntech/2022 only if you are present or if your shares are represented by proxy.  Even if you plan to attend the Annual Meeting, we urge you to authorize a proxy to vote your shares in advance.

Internet, mobile and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet, mobile and telephone voting procedures that have been made available to you are consistent with applicable legal requirements. Shareholders voting by Internet, mobile and telephone should understand that, while we and Continental Stock Transfer & Trust Company, Inc. do not charge any fees for voting by Internet, mobile or telephone, there may still be costs, such as usage charges from Internet access providers and telephone companies, for which you are responsible.  You can authorize a proxy to vote your shares of Common Stock or Series A Preferred Stock electronically by going to www.cstproxyvote.com or by calling the toll-free number indicated on the applicable proxy card. Please have your proxy card (or cards) in hand when going online or calling. If you authorize a proxy to vote your shares electronically, you do not need to return the applicable proxy card. If you received proxy materials by mail and want to authorize your proxy by mail, simply mark the applicable proxy card, and then date, sign and return it in the applicable postage-paid envelope provided so that it is received no later than May 4, 2022.

What if I hold both Common Stock and Series A Preferred Stock?

Some of our shareholders may hold both Common Stock and Series A Preferred Stock. If you are a holder of both Common Stock and Series A Preferred Stock, you can expect to receive a separate Notice for each class of stock (or a separate set of printed proxy materials if you previously elected to receive proxy materials in printed form).

You will need to vote, or authorize a proxy to vote, each class of stock separately in accordance with the instructions set forth herein and on the applicable proxy cards or Notice of Internet Availability.  Voting, or authorizing a proxy to vote, only your Common Stock will not also cause your shares of Series A Preferred Stock to be voted, and vice versa.

You can authorize a proxy to vote your shares of Common Stock or Series A Preferred Stock electronically by going to www.cstproxyvote.com or by calling the toll-free number indicated on the applicable proxy card. Please have your proxy card (or cards) in hand when going online or calling. If you authorize a proxy to vote your shares electronically, you do not need to return the applicable proxy card. If you received proxy materials by mail and want to authorize your proxy by mail, simply mark the applicable proxy card, and then date, sign and return it in the applicable postage-paid envelope provided so that it is received no later than May 4, 2022.

Shares of the Company’s Common Stock and Series A Preferred Stock represented by properly executed proxies in the form enclosed that are timely received by the Secretary of the Company or votes authorized via Internet and not validly revoked will be voted as specified on the proxy card or authorization. If you submit a proxy or voting instruction form by Internet, telephone or mail without giving specific voting instructions on one or more of the proposals listed in the notice for the Annual Meeting your shares will be voted as recommended by our Board on such matters as set forth in this proxy statement and the proxyholders may determine, in their discretion, with respect to any other matters properly presented for a vote at the Annual Meeting.

The method by which you vote or authorize a proxy to vote your shares will in no way limit your right to attend and vote at the Annual Meeting webcast if you later decide to do so.

Please note that if you hold any of your shares through a bank, broker or other nominee (i.e., in street name), you may be able to authorize your proxy for those shares by telephone or the Internet as well as by mail.  You should follow the instructions you receive from your bank, broker or other nominee to vote these shares.  Also, if you hold any of your shares in street name, you must obtain a legal proxy executed in your favor from your bank, broker or nominee to be able to vote those shares in person at the Annual Meeting.  Obtaining a legal proxy may take several days.

If I authorized a proxy, can I revoke it and change my vote?

Yes, you may revoke a proxy at any time before it is exercised at the Annual Meeting by:

•	authorizing a new proxy on the Internet or by telephone;

•	properly executing and delivering a later-dated (i.e., subsequent to the date of the original proxy) proxy card so that it is received no later than May 4, 2022;

•	voting at the Annual Meeting; or

•
sending a written notice of revocation to the inspector of election in care of the Corporate Secretary of the Company at 14 Sylvan Way, Suite A, Parsippany NJ 07054 so that it is received no later than May 4, 2022.

Only the most recent proxy will be exercised and all others will be disregarded regardless of the method by which the proxies were authorized.

If shares of the Company’s voting securities are held on your behalf by a broker, bank or other nominee, you must contact it to receive instructions as to how you may revoke your proxy instructions for those shares.

What vote is required to approve each proposal?

The affirmative vote of a plurality of our shares of Common Stock and Series A Preferred Stock voting together as a single class with the holders of Series A Preferred Stock voting on an as-converted basis, present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, is required to elect James J. Burke, Jr., Kevin M. Carney, Ronald E. Harbour, J. Barry Morrow, Michael A. Plater, Felecia J. Pryor, Carlton E. Rose and Scott M. Shaw (eight of the nine director nominees). In connection with this matter, you may vote “FOR” each nominee or “WITHHOLD” your vote for each nominee.  Withheld votes and broker non-votes may be considered present and entitled to vote.  However, since the nominees are running unopposed and are elected by a plurality, withheld votes and broker non-votes will not factor in the election unless all shares present at the Annual Meeting and entitled to vote on the election of directors are withheld or are broker non-votes.

The affirmative vote of a majority of the votes cast by holders of our Common Stock and Series A Preferred Stock voting together as a single class, with the holders of Series A Preferred Stock voting on an as-converted basis, is required to approve, on a non-binding advisory basis, the compensation of our named executive officers and to ratify the appointment of our independent registered public accounting firm.  In connection with these matters, you may vote “FOR,” “AGAINST” or “ABSTAIN”. Under New Jersey law, abstentions and broker “non-votes”, if any, will not be counted as votes cast and, accordingly, will have no effect on the outcome of the vote for any of the above proposals. However, since the ratification of the appointment of our independent registered public accounting firm is considered a routine matter, absent your instruction, to your broker, bank or other nominee, such party will nevertheless have the discretion to vote your shares and if the broker, bank or other nominee so votes such shares “FOR” or “AGAINST”, such vote would not constitute a broker non-vote.  For more information, see “Voting Procedures - What is a broker non-vote?” above.

The affirmative vote of the holders of a majority of the outstanding shares of our Series A Preferred Stock, voting separately as a class, is required to elect Mr. John A. Bartholdson.  Only the holders of the Series A Preferred Stock have the right to vote on the election of Mr. John A. Bartholdson.

When will you publish the results of the Annual Meeting?

We will include the results of the votes taken at the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Revocability of Proxies

Shareholders may revoke a proxy at any time before the proxy is exercised. For more information, see “Voting Procedures – If I authorized a proxy, can I revoke it and change my vote?” above.

PROPOSAL 1:  ELECTION OF DIRECTORS

At the Annual Meeting, shareholders will be asked to elect a total of nine directors, one of whom will be elected solely by holders of our Series A Preferred Stock.  Our bylaws provide for a minimum of three directors and a maximum of 11 directors. The Board of Directors has fixed the number of directors comprising the Board of Directors at nine members.  Each elected director will hold office until the next annual meeting of shareholders and until the director’s successor is duly elected and qualified.  All of the nominees for director have consented to being named in this proxy statement and to serve if elected and the Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, if elected.   If any nominee should for any reason be unable or unwilling to serve, the shares represented by valid proxies received by the Company will be voted for the election of such other person for the office of director as the Board of Directors may nominate in the place of such nominee or the size of the Board may be reduced.

Shareholders may withhold authority to vote their proxies for either (i) the entire slate of nominated directors by checking the box marked WITHHOLD AUTHORITY on the proxy card or (ii) any one or more of the individual nominees, by following the instructions on the proxy card. Instructions on the accompanying proxy card that withhold authority to vote for one or more of the nominees will cause any such nominee to receive fewer votes.

Upon recommendation of the Nominating and Corporate Governance Committee, the following nine persons have been selected by the Board of Directors as nominees for election to the Board of Directors: J. Barry Morrow (Chair), John A. Bartholdson (the Series A Preferred Stock Director), James J. Burke, Jr., Kevin M. Carney, Ronald E. Harbour, Michael A. Plater, Felecia J. Pryor, Carlton E. Rose, and Scott M. Shaw.

The Company’s directors have a variety of backgrounds, which reflects the Company’s continuing efforts to achieve a diversity of insights and perspectives.  As further discussed below, the director nominees are considered based upon, among other criteria, their business knowledge and experience, relevant ability and experience to the Company’s business and operations and reputation in their fields. Additional information about these nominees is provided in the table and biographical information that follows.

Required Vote

The affirmative vote of a plurality of our shares of Common Stock and Series A Preferred Stock voting together as a single class with the holders of Series A Preferred Stock voting on an as-converted basis, present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, is required to elect James J. Burke, Jr., Kevin M. Carney, Ronald E. Harbour, J. Barry Morrow, Michael A. Plater, Felecia J. Pryor, Carlton E. Rose and Scott M. Shaw (eight of the nine director nominees).  The affirmative vote of the holders of a majority of the outstanding shares of our Series A Preferred Stock, voting separately as a class, is required to elect John A. Bartholdson.  Only the holders of the Series A Preferred Stock have the right to vote on the election of John A. Bartholdson.

The Board of Directors unanimously recommends a vote “FOR” each of the named nominees for director.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth certain information concerning the directors and executive officers of the Company named in this proxy statement (ages are as of March 8, 2022):

Name	Age	Position Held
J. Barry Morrow	69	Non-Executive Chairman of the Board of Directors
John A. Bartholdson (1) (2) (3)	51	Series A Preferred Stock Director
James J. Burke, Jr. (1) (3)	70	Director
Kevin M. Carney (2)	57	Director
Ronald E. Harbour (1) (3)	65	Director
Michael A. Plater (2) (3)	65	Director
Felecia J. Pryor (1) (3)	47	Director
Carlton E. Rose (1) (2)	60	Director
Scott M. Shaw	59	Chief Executive Officer, Director
Brian K. Meyers	54	Executive Vice President, Chief Financial Officer and Treasurer
Stephen M. Buchenot	66	Executive Vice President of Campus Operations
Chad D. Nyce	49	Executive Vice President, Chief Innovation Officer

(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.
(3) Member of the Nominating and Corporate Governance Committee

J. Barry Morrow has served on our Board of Directors since 2006 and currently serves as our Non-Executive Chairman.  He is the CEO and founder of BK Capital Group.  He served as the Chief Executive Officer and Director of Collegiate Funding Services from 2002 until 2006 when the company was acquired by JPMorgan Chase. Mr. Morrow held the position of President and Chief Operating Officer of Collegiate Funding from 2000 to 2002. Prior to joining Collegiate Funding Services, Mr. Morrow served with the U.S. Department of Education as the General Manager of Financial Services for the Office of Student Financial Assistance and with SallieMae as Vice President of Regional Operations. Mr. Morrow holds a B.A. from Virginia Tech and an M.A. in public administration from George Washington University.  Mr. Morrow has over 30 years’ experience in the education credit industry.  His extensive management experience at the U.S. Department of Education, SallieMae and Collegiate Funding Services provides the Board with a unique perspective on the issues facing companies in our industry.

John A. Bartholdson was appointed to our Board of Directors on November 14, 2019 as a Series A Preferred Stock Director. Mr. Bartholdson is a co-founder and partner of Juniper Investment Company, LLC, a New York based private investment firm.  Mr. Bartholdson serves as the Chairman of the board of directors of Theragenics Corporation, a privately held company.  Previously, he has served as a member of the board of directors of Obagi Medical Products, Inc., a publicly traded company, as well as on the boards of numerous private companies.  Prior to co-founding Juniper Investment Company, Mr. Bartholdson was a partner of Stonington Partners, Inc. where he worked from 1997 to 2011.  Mr. Bartholdson received his B.A. from Duke University and his M.B.A. from Stanford Graduate School of Business.  He has many years of experience leading and overseeing investments across a range of industries and has a successful record of managing investments in public companies.  Mr. Bartholdson’s extensive management oversight, service on multiple public and private company boards and committees, and deep transactional expertise provide valuable insight to the Board of Directors.

James J. Burke, Jr. has served on our Board of Directors since 1999.  He is the founder and managing member of JJB Capital Partners LLC, a private investment firm, formerly J. Burke Capital Partners LLC, since 2007.  He was also the co-founder, partner and director of Stonington Partners, Inc. (1994-2007) and co-founder of Merrill Lynch Capital Partners, Inc., a private equity fund for which he was the President and CEO from 1987 to 1999. He received a B.A. from Brown University and an M.B.A. with Distinction from Harvard University Graduate School of Business Administration. Mr. Burke also serves on the board of directors of a number of privately-owned companies and several non-profit organizations. Mr. Burke brings extensive financial and business knowledge to the Board through his engagement in private equity investing since 1981. Throughout his career, he has been responsible for sourcing and analyzing investment opportunities, where he has developed both expertise and significant knowledge regarding the managerial, operational and financial aspects of a business.  His extensive investment and industry experience provides valuable insight to the Board of Directors.

Kevin M. Carney was appointed to our Board of Directors on March 11, 2020.  Mr. Carney recently retired as Executive Vice President and Chief Financial Officer of Web.com Group, Inc. (formerly a NASDAQ listed company).  Mr. Carney joined the founding management team of Web.com in 1998 and served as its Chief Financial Officer through 2018.  Since retiring from Web.com, Mr. Carney has been providing consulting services, specializing in mergers and acquisitions.  Prior to Web.com, Mr. Carney was Director of Finance and Chief Financial Officer of The Carlyle Group and Carlyle International, respectively, from 1990 through 1994, and, after that, served as Director of Mergers and Acquisitions at Manor Care, Inc. (formerly a NYSE listed company).  He began his career as an auditor with Arthur Andersen & Co., was a Certified Public Accountant, and holds a B.S. in Accounting and Finance from Boston College.  Mr. Carney’s extensive accounting, financial and executive management experience in both financial and technology industries is of significant value to the Board.

Ronald E. Harbour has served on our Board of Directors since 2015.  Mr. Harbour is senior advisor to the Global Automotive Manufacturing practice for Oliver Wyman, a global management consulting firm and a division of Marsh & McClennan Corporation.  Mr. Harbour co-authored and developed “The Harbour Report” in 1989, a publication that has grown to be the preeminent annual assessment of automotive manufacturing performance around the globe. Mr. Harbour currently serves as a director, as a member of the compensation committee and the corporate governance and nominating committee of Shyft Group, Inc., a public company engaged in specialty vehicle manufacturing and assembly. He previously served on the board of directors of Techform Products from 1996 until its sale in October 2014 and the board of directors of U.S. Manufacturing Corporation from 2009 until its sale in June 2014. Mr. Harbour received a B.S. from Haworth College of Business of Western Michigan University. Mr. Harbour’s extensive experience and knowledge of the automotive manufacturing industry provides an invaluable perspective on matters impacting our Company.

Michael A. Plater, Ph.D. was appointed to our Board of Directors on August 7, 2020. Dr. Plater is a former President of Strayer University having begun his career at Strayer in 2010 holding successive positions as Provost and Chief Academic Officer, Interim President and President before his retirement. Prior to joining Strayer, Dr. Plater held various positions in at a number of educational institutions such as Dean of the College of Arts and Sciences at North Carolina A&T State University, Associate Dean of the Graduate School at Brown University, Director of the Entrepreneurial Center, University of Florida Business School and consultant to The Wharton Small Business Development Center. Dr. Plater is a graduate of Harvard College with an AB degree in Economics, holds a M.B.A. in Business Administration from The Wharton School of Business and a doctorate in American Studies from The College of William and Mary. Dr. Plater’s significant experience in academic management and adult education makes him an excellent addition to our Board of Directors.

Felecia J. Pryor was appointed to our Board of Directors on August 5, 2021. Ms. Pryor currently serves as Executive Vice President and Chief Human Resources Officer at BorgWarner Inc. where her primary focus, on a global level, includes compensation and employee benefits, talent management, labor, employment, social responsibility and internal communications. Prior to joining BorgWarner, she served more than 16 years in human resources at the Ford Motor Company across a multitude of areas with increased levels of responsibility, most recently as Global Human Resources Director – Global Personnel, Organization & Planning.  She also served as Ford’s Vice President of Human Resources for Ford ASEAN (Bangkok, Thailand) and Human Resources Director Ford Asia Pacific (Nanjing, China). Ms. Pryor is a licensed Michigan attorney who holds a Bachelor of Arts degree in Criminal Justice from Valdosta State University, a Master of Public Administration degree from Florida Atlantic University, and a Juris Doctor degree from Western Michigan University Thomas M. Cooley Law School.

Carlton E. Rose was appointed to our Board of Directors on August 7, 2020.  Mr. Rose is currently President, Global Fleet Maintenance & Engineering for UPS.  A native of Marion, Indiana, Mr. Rose is an Automotive Engineering graduate of the Indianapolis campus of Lincoln Technical Institute, now Lincoln College of Technology.  Starting his career at UPS in 1980 as a package handler, during his tenure, Mr. Rose earned numerous promotions as a result of his technical skills, business skills and team leadership. In January 2016 he was promoted to his current position.  Civic oriented, Mr. Rose led UPS’s Southeast Region’s United Way Campaign in 2006 and 2007 which raised over $12 million for the organization.  In 2014 he was inducted into Lincoln College of Technology’s Hall of Fame.  In 2018 he was inducted into Marion High School’s Hall of Distinction.  Mr. Rose was inducted in 2019 into the UPS Automotive Hall of Fame and received the most prestigious Charles Soderstrom Award, named after one of the company’s founders.  Mr. Rose is a board member of the Women’s Resource Center to End Domestic Violence as well as the MARCH Foundation, which supports the education of African-American youth through the personal financial contributions of its board members. Mr. Rose’s history as a graduate of one of our schools as well as his extensive management experience affords him a unique perspective on our Company.

Scott M. Shaw joined us in 2001 and currently serves as our President and Chief Executive Officer.  Mr. Shaw has served on our Board of Directors from 2001 to 2006 and since July 2015. Prior to taking the position of President and Chief Executive Officer, Mr. Shaw served in the positions of President and Chief Operating Officer, Executive Vice President and Chief Administrative Officer and Senior Vice President of Strategic Planning and Business Development of the Company.  Prior to joining Lincoln, Mr. Shaw was a partner at Stonington Partners, Inc., where he had been since 1994. As a partner at Stonington, Mr. Shaw was responsible for identifying, evaluating and acquiring companies and then assisting in the oversight of these companies through participation on the board of directors of acquired companies. In addition, Mr. Shaw worked closely with senior management to develop long-term strategic plans, to evaluate acquisitions and new investment opportunities, to assist with refinancing, and to execute on the final sale of the company either to the public or to another company. Mr. Shaw also served as a consultant to Merrill Lynch Capital Partners Inc., a private investment firm associated with Merrill Lynch & Co., Inc., from 1994 through 2000. Mr. Shaw holds an M.B.A. from the Wharton School of Business and a B.A. from Duke University. His extensive financial and business management experience, long history with the Company and deep knowledge of the industry continues to provide the Board with strong insights into the industry and its evolving landscape.

Brian K. Meyers joined us in 2002 and currently serves as our Executive Vice President, Chief Financial Officer and Treasurer. Mr. Meyers has more than 25 years of accounting and financial management experience. Prior to joining Lincoln, Mr. Meyers served as Vice President and Controller for Candie’s Inc. and began his career in 1989 with Richard A. Eisner (currently EisnerAmper LLP), a public accounting firm. He is a Certified Public Accountant and holds a B.S. in Accounting from Wagner College.

Stephen M. Buchenot joined us in 1992 and currently serves as Executive Vice President of Campus Operations and oversees the operations of all campuses and Admissions.  He entered the vocational training industry in 1982 and he has held various positions, including Regional Controller, Campus President and Regional Operations Manager.  Over the years, he has participated in and taken a leadership role with various state educational associations, including the Missouri Association of Private Career Schools and the Maryland Association of Private Career Schools. Mr. Buchenot is a graduate of Loyola University, Chicago, Illinois.

Chad D. Nyce joined us in 2020 as Executive Vice President and Chief Innovation Officer.  Previously, he was the Chief Operating Officer at Strayer University from 2007 to 2019 and, prior to his tenure at Strayer University, he was a Regional Vice President of Operations for InteliStaf Healthcare, Inc., one of the nation's largest privately-held healthcare staffing firms, from 2004 to 2007.  Prior to his tenure at InteliStaf, Mr. Nyce served as a Vice President of the Investment Banking Division at Goldman, Sachs & Co. and has also held senior management positions at BostonCoach, a wholly owned subsidiary of Fidelity Investments.  Mr. Nyce holds an MBA and a BBA from Temple University, Philadelphia, PA.

Information Concerning the Board of Directors

Our Board of Directors and its committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time as appropriate.  Directors are expected to attend our annual meetings of shareholders, board meetings and meetings of the committees on which they serve. They are also expected to prepare for meetings in advance and to dedicate the time at each meeting as necessary to properly discharge their responsibilities. Informational materials, useful in preparing for meetings, are distributed in advance of each meeting. In fiscal year 2021, there were six meetings of the Board of Directors, each of the directors attended all of the meetings of the Board of Directors and its committees on which he or she served, with the exception of Mr. Harbour who was unable to attend two meetings due to COVID-19 and Ms. Pryor who was not appointed to the Board until August 5, 2021.   Ms. Pryor attended all of the meetings of the Board of Directors and its committees on which she served from her appointment through the end of our last fiscal year.  In addition, all of our directors, other than Ms. Pryor, attended our 2021 Annual Meeting of Shareholders.

Director Qualifications

The Board of Directors believes that its members possess a variety of skills, qualifications, experience and attributes that contribute to the Board of Directors’ ability to oversee our operations and the growth of our business.  The following chart is a Board of Directors Skills Matrix that sets forth the various skills, qualifications, experience and attributes of our directors. The categories included in the matrix are tied to the Company’s strategic goal to assemble a Board of Directors that collectively possesses the skills and attributes that the Company believes essential to a strong leadership.  The matrix shows the skills and attributes that the Nominating and Corporate Governance Committee considered for each director when evaluating that director’s experience and qualifications for a position on the Board. In addition, self-selected diversity information is also set forth below. For additional information regarding each of our directors, see “Board of Directors and Executive Officers” above.

Board of Directors Skills Matrix

Director	CEO/ Senior Officer (1)	Industry Experience (2)	Governance/ Board Experience (3)	Financial Acumen (4)	Business Development/ M&A Experience (5)	Independent (6)	Diversity (Gender/ Racial/ Ethnic) (7)

John A. Bartholdson			✓	✓	✓	✓
James J. Burke, Jr.	✓	✓	✓	✓	✓	✓
Kevin M. Carney	✓		✓	✓	✓	✓
Ronald E. Harbour	✓	✓	✓		✓	✓
J. Barry Morrow	✓	✓	✓		✓	✓
Michael A. Plater	✓	✓	✓		✓	✓	✓
Felecia J. Pryor	✓	✓			✓	✓	✓
Carlton E. Rose	✓	✓	✓			✓	✓
Scott M. Shaw	✓	✓	✓	✓	✓

(1)	CEO/Senior Officer – Experience working as a CEO or senior officer of an organization.

(2)	Industry Experience – Senior executive experience in one or more of the Company’s primary or related industries.

(3)	Governance/Board Experience – Prior or current experience as a board member of an organization (public, private, or non-profit sectors).

(4)
Financial Acumen – Experience in financial accounting and reporting, including persons designated by the Board of Directors as audit committee financial experts.  Familiarity with internal financial controls.  Also includes professional experience in corporate finance, especially with respect to debt and equity markets.

(5)	Business Development/M&A Experience – Experience with business development, mergers and acquisitions and/or divestitures.

(6)	Independent – Determined by the Board of Directors to be an independent director. See “Director Independence”.

(7)	Diversity – Denotes gender, racial or ethnic diversity. See “Board Diversity”.

Board Diversity

The Nominating and Corporate Governance Committee, in accordance with its charter and the Board’s governance principles, seeks to create a Board that, as a whole, is strong in its collective knowledge and wisdom with a view to achieving, over time, an appropriate balance of directors with diverse skills, backgrounds, experience and viewpoints, including, with respect to diversity of views, gender, race, ethnicity, age, nationality and those identifying as LGBTQ+ so that there is a diversity of skills and experience as to vision and strategy, management and leadership, business operations, business judgment, crisis management, risk assessment, industry knowledge, accounting and finance, corporate governance and markets in general.  Pursuant to the Nominating and Corporate Governance Committee charter, the Committee is charged with reviewing with the Board of Directors, on an annual basis, the current composition of the Board in light of the attributes of independence, skills, background, experience and viewpoints, including those relating to diversity enumerated above. In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards.

The following matrix sets forth Board level diversity statistics as of March 8, 2022, the record date for the Annual Meeting of Shareholders, based upon the directors’ self-identification as to each category:

Board Diversity Matrix as of March 8, 2022
Board Size:
Total Number of Directors 9
	Male	Female
Part I: Gender Identity
Directors	8	1
Part II: Demographic Background:
African American or Black	2	1
White	6	-

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.

Audit Committee

          The Audit Committee is currently comprised of director Carney (Chair) as well as directors Bartholdson, Plater and Rose.  Dr. Plater and Mr. Rose were appointed to the Audit Committee by the Board of Directors on November 4, 2021. The Audit Committee held four meetings in 2021. The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at https://investors.lincolneducationalservices.com under Corporate Governance. The Audit Committee is directly responsible for the oversight of, among other things, our accounting and financial reporting processes; the quality and integrity of our financial statements; the quality and integrity of our system of internal controls; our compliance with laws and regulations; our independent auditor’s qualifications and independence; and the audit of our financial statements by a qualified independent auditor.

To fulfill these responsibilities, the Audit Committee will be aware of the current areas of greatest financial risk to us and understand management’s assessment and management of the risks; consider the effectiveness of our disclosure controls and procedures to promote timely, accurate, compliant and meaningful disclosure in our periodic reports filed with the Securities and Exchange Commission (“SEC”); periodically review with the independent auditors their assessment as to the adequacy of our structure of internal controls over financial accounting and reporting, and their qualitative judgments as to the accounting principles employed and related disclosures by us and the conclusions expressed in our financial reports;  review with management and the independent auditors our accounting policies and practices to ensure they meet the requirements with respect to the Financial Accounting Standards Board, the SEC, the American Institute of Certified Public Accountants and the Public Company Accounting Oversight Board; select, evaluate and, if necessary, replace our independent auditors; actively engage in dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity or independence of the independent auditors; engage advisors, as the committee determines is necessary, to carry out its duties; meet with the independent auditors, the internal auditors and senior management to review the scope and methodology of the proposed audit; discuss with management policies and practices regarding earnings press releases, as well as financial information and earnings guidelines provided to analysts and rating agencies to the extent required by applicable law or listing standards; set clear hiring policies with respect to any current or former employees of our independent auditors; and establish procedures for the receipt, retention and treatment of complaints we receive regarding our internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of their concerns regarding our internal accounting controls and auditing matters.  The Audit Committee is also charged with reviewing and approving all related person transactions.

The Board of Directors has determined that each of Messrs. Carney and Bartholdson is an “audit committee financial expert” within the meaning of the regulations of the SEC.  Messrs. Carney, Bartholdson, Rose and Dr. Plater are independent directors under the Sarbanes-Oxley Act of 2002 and the NASDAQ listing standards.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of directors Bartholdson (Chair), Burke, Harbour, Plater and Pryor. Mr. Bartholdson was appointed Chair of our Nominating and Corporate Governance Committee by the Board after the retirement of former director, Celia Currin, on November 4, 2021. Ms. Pryor was appointed to our Nominating and Corporate Governance Committee by the Board on November 4, 2021. The Nominating and Corporate Governance Committee held four meetings in 2021. The charter of the Nominating and Corporate Governance Committee is available on our website at https://investors.lincolneducationalservices.com under Corporate Governance. The Nominating and Corporate Governance Committee is responsible for, among other things, making recommendations to the Board of Directors with respect to corporate governance policies and reviewing and recommending changes to the Company’s corporate governance guidelines that have been adopted by the Board of Directors.  The Nominating and Corporate Governance Committee also recommends to the Board of Directors candidates for nomination for election as directors of the Company and appointments of directors as members of the committees of the Board of Directors.

Nomination Process. The Nominating and Corporate Governance Committee considers candidates for director suggested by its members, other directors and management and may from time to time retain a third-party executive search firm to identify director candidates for consideration by the Nominating and Corporate Governance Committee.

In addition, the Nominating and Corporate Governance Committee considers candidates for directors suggested by shareholders for elections to be held at annual meetings of shareholders. Shareholders can suggest qualified candidates for directors by complying with the advance notification and other requirements of the Company’s bylaws regarding director nominations. Director nomination materials submitted in accordance with the Company’s bylaws will be forwarded to the Chair of the Nominating and Corporate Governance Committee for review and consideration. Director nominees suggested by shareholders are evaluated in the same manner, and subject to the same criteria, as other nominees evaluated by the Nominating and Corporate Governance Committee.

Generally, once the Nominating and Corporate Governance Committee has identified a prospective nominee, it will make an initial determination as to whether to conduct a full evaluation of the candidate based on information provided to it with the recommendation of the candidate, as well as the Nominating and Corporate Governance Committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The initial determination is based primarily on the need for additional directors to fill vacancies or expand the size of the Board of Directors and the likelihood that the candidate can satisfy the evaluation factors described below. If the Nominating and Corporate Governance Committee determines, in consultation with the Chairman of the Board and other directors, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then evaluates the candidate against the standards and qualifications set out in guidelines for director candidates adopted by the Board of Directors, including, without limitation, the nominee’s management, leadership and business experience, skills such as financial literacy and knowledge of directorial duties, diversity, integrity and professionalism.

The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for particular expertise (such as audit committee expertise) and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee, and, if warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors and the Board of Directors determines the nominees after considering the recommendation of the Nominating and Corporate Governance Committee.

Compensation Committee

The Compensation Committee is comprised of directors Burke (Chair), Bartholdson, Harbour, Pryor and Rose. Ms. Pryor was appointed to the Compensation Committee by the Board on August 5, 2021. The Compensation Committee held four meetings in 2021.  Each member of the Compensation Committee meets the independence requirements under the NASDAQ listing standards. The charter of the Compensation Committee is available on our website at https://investors.lincolneducationalservices.com under Corporate Governance. The Compensation Committee has the authority to develop and maintain a compensation policy and strategy that creates a direct relationship between pay levels and corporate performance and returns to shareholders; recommend compensation, special benefits, perquisites, and incidental benefits to our Board for approval;  review and approve annual corporate and personal goals and objectives to serve as the basis for the chief executive officer’s compensation, evaluate the chief executive officer’s performance in light of the goals and, based on such evaluation, determine the chief executive officer’s compensation;  determine the annual total compensation for our named executive officers;  with respect to our equity-based compensation plans, approve the grants of stock options and other equity-based incentives as permitted under our compensation plans; review and recommend compensation for non-employee directors to our Board; and  review and recommend employment agreements, severance arrangements and change in control plans that provide for benefits upon a change in control, or other provisions for our executive officers and directors, to our Board. The Compensation Committee may retain compensation consultants having special competence to assist it in evaluating director and executive compensation and may also retain counsel, accountants or other advisors, in its sole discretion. The Compensation Committee also has the power to delegate its authority and duties to subcommittees or individual members of the committee, as it deems appropriate in accordance with applicable laws and regulations. In August 2021, the Compensation Committee retained Grant Thornton as its independent compensation consultant.

Committee Membership

The table below lists the current membership of each committee and the number of committee meetings held in 2021:

Name	Audit	Nominating and Corporate Governance	Compensation

John A. Bartholdson	✓	Chair	✓
James J. Burke, Jr.		✓	Chair
Kevin M. Carney	Chair
Ronald E. Harbour		✓	✓
J. Barry Morrow*
Michael A. Plater	✓	✓
Felecia J. Pryor		✓	✓
Carlton E. Rose	✓		✓
Scott M. Shaw
2021 Meetings	4	4	4

*Non-Executive Chair of the Board of Directors

Director Independence

Our Board of Directors has a majority of independent directors as is required by the NASDAQ Marketplace Rules. Our Board of Directors has determined that each of our directors and director nominees other than Scott M. Shaw, our Chief Executive Officer, is an “independent director” as such term is defined under the NASDAQ listing rules.  All of the members of each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are independent directors.

Board Leadership Structure

Currently, the roles of Chief Executive Officer and Chairman of the Board of Directors are held by different individuals.  In the past, the position of Chief Executive Officer and Chairman of the Board were combined when deemed appropriate by the Board of Directors.

Our Board of Directors has adopted a flexible policy regarding the issue of whether the positions of Chairman and Chief Executive Officer should be separate or combined.  Our Board of Directors regularly evaluates whether the interest of the Company and its shareholders are best served at any particular time by having the Company’s Chief Executive Officer or another director hold the position of Chairman.  The Board of Directors believes that no single, one-size fits all, board-leadership model is universally or permanently appropriate. This structure has proven especially useful to facilitate executive leadership training, succession, and orderly transitions. At present, the Board of Directors believes that its current structure effectively maintains independent oversight of management.

As Non-Executive Chairman of the Board of Directors, J. Barry Morrow ensures that the Board of Directors fulfills its oversight and governance responsibilities and directs the activities and meetings of the Board of Directors. In addition, Mr. Morrow is responsible for coordinating the activities of the non-employee directors and leading executive sessions of the non-employee directors, which are generally held in conjunction with each regularly scheduled Board of Directors meeting.

Board of Directors’ Role in Risk Oversight

Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing the risk management of the Company. This is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company.

The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

Fundamental aspects of the Board of Directors’ risk management oversight activities include:

•	understanding the key drivers of success for our business and the associated major risks inherent in our operations and corporate strategy;

•	overseeing that appropriate risk management and control procedures are implemented by management and developing and maintaining an effective risk dialogue with management; and

•
crafting the right Board of Directors for our Company, including ensuring that the Board of Directors has the right mix of background, skills and experience and an appropriate committee structure to carry out its oversight responsibilities effectively.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors.  The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibility with respect to legal and compliance issues.  The Nominating and Corporate Governance Committee, in addition to making recommendations with respect to corporate governance matters and nominations of directors, manages risks associated with the independence of the Board of Directors and potential conflicts of interest. The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business which are appropriately balanced and do not motivate employees to take imprudent risks. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

The Company has reviewed its compensation programs and considered the extent to which its compensation policies and practices influence the behaviors of our executives and other employees with respect to taking business risks that could affect the Company.  We believe that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company, either individually or in the aggregate.

Compensation Committee Interlocks and Insider Participation

Messrs. Burke, Bartholdson, Harbour and Rose served on the Compensation Committee during the entire 2021 fiscal year. Ms. Pryor was appointed to the Compensation Committee on August 5, 2021. During the 2021 fiscal year:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•
none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000, except for Mr. Bartholdson who has an interest in the shares of Common Stock and Series A Preferred Stock beneficially owned by Juniper Fund and Juniper Opportunities Fund including the dividends paid thereon.  See “Transactions with Related Persons” below;

•
none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee;

•	none of the Company’s executive officers was a director of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee; and

•
none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on the Company’s Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables provide information regarding the beneficial ownership of our Common Stock and Series A Preferred Stock as of the Record Date by (1) each of our directors, (2) each of our named executive officers, (3) all directors and executive officers as a group, and (4) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of each class of our voting securities.  This table is based on information provided to us or filed with the SEC by our directors, executive officers and principal shareholders named below.  Except as otherwise indicated, we believe, based on information furnished by such owners, that the beneficial owners of our voting securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Unless otherwise noted below, the address of each beneficial owner listed in the table is: c/o Lincoln Educational Services Corporation, 14 Sylvan Way, Suite A, Parsippany, NJ 07054.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the Company’s knowledge, and as reported to us or filed with the SEC, as of the Record Date, the only persons or groups that are known to us to be the beneficial owners of more than 5% of the Company’s outstanding stock are:

Name and Address of Beneficial Owner	Common Stock (1)		Series A Preferred Stock (1)
	Number of Shares Beneficially Owned	% of Class	Number of Shares Beneficially Owned	% of Class

Juniper Investment Company, LLC 555 Madison Avenue, 24th Floor New York, NY 10022	5,685,937 (2)	17.7% (2)	11,200 (3)	88.2% (3)

Heartland Advisors, Inc. (4) 789 North Water Street, Suite 1200 Milwaukee, WI 53202	2,116, 600	7.7%

Talanta Investment Group, LLC (5) 401 N. Tryon Street, 10th Floor Charlotte, NC 28202	1,880,319	6.7%	1,500	11.8%

Paradice Investment Management, LLC (6) 257 Fillmore Street, Suite 200 Denver, CO 90806	1,560,967	5.7%

Alyeska Investment Group, L.P. (7) 77 West Wacker Drive, 7th floor Chicago, IL 60601	1,543,489	5.6%

(1)
As of the close of business on March 8, 2022, the Record Date, there were 27,449,203 shares of our Common Stock and 12,700 shares of our Series A Preferred Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter voted upon. Holders of Series A Preferred Stock are entitled to vote with the holders of Common Stock, on an as-converted basis and not as a separate class, on all matters except the election of the Series A Preferred Stock Director, which will be determined solely by the holders of our Series A Preferred Stock. As of March 8, 2022, each share of Series A Preferred Stock may be converted into 423.729 shares of Common Stock or an aggregate of 5,381,358 shares of Common Stock.

(2)
Based on information reported in a statement on Schedule 13D filed with the SEC on November 22, 2019 by Juniper Investment Company, LLC and a subsequent Statement of Changes in Beneficial Ownership on Form 4 filed with the SEC on December 6, 2021, Juniper Investment Company, LLC (“Juniper Investment Company”) is the investment advisor to Juniper Targeted Opportunities Fund, L.P. (“Juniper Targeted Opportunities”), Juniper Targeted Opportunity Fund, L.P. (“Juniper Fund”) and Juniper Multi-Strategy Fund, L.P. (“Juniper Multi-Strategy”). Juniper Targeted Opportunities holds 7,700 shares of Series A Preferred Stock which is entitled to vote 3,262,713 Conversion Shares issuable upon conversion of such shares of Series A Preferred Stock on all matters being considered by the holders of our Common Stock. Juniper Fund holds 880,259 shares of Common Stock and 3,500 shares of Series A Preferred Stock which is entitled to vote 1,483,052 Conversion Shares issuable upon conversion of such shares of Series A Preferred Stock on all matters being considered by the holders of our Common Stock. Each of Alexis P. Michas and John A. Bartholdson serves as the managing member of Juniper Investment Company and the general partners of Juniper Targeted Opportunities, Juniper Fund and Juniper Multi-Strategy and as a result each of Juniper Investment Company, Mr. Michas and Mr. Bartholdson share voting and dispositive power over an aggregate of 5,640,022 shares of Common Stock as follows (i) 880,259 shares of Common Stock held by Juniper Fund, (ii) 14,000 shares of Common Stock held by Juniper Multi-Strategy and (ii) an aggregate of 4,745,765 Conversion Shares held by Juniper Targeted Opportunities and the Juniper Fund on the Record Date. In addition, each of Mr. Michas and Mr. Bartholdson owns 16,393 shares and 29,522 shares of Common Stock, respectively.  For purposes of calculating the ownership percentage of Common Stock, the 5,685,937 Common Shares listed under Juniper Investment Company (which includes the shares of Common Stock held by Messrs. Michas and Bartholdson) were divided by the sum of 27,449,203 shares of Common Stock outstanding on the record date and 4,745,765 Conversion Shares issuable upon conversion of the Series A Preferred Stock held by Juniper Targeted Opportunities and Juniper Fund. Mr. Bartholdson is the Series A Preferred Stock Director.

(3)
Juniper Investment Company is the investment advisor to Juniper Targeted Opportunities and Juniper Fund which holds 7,700 shares and 3,500 shares, of Series A Preferred Stock, respectively.  Each of Alexis P. Michas and John A. Bartholdson serves as the managing member of Juniper Investment Company and the general partners of Juniper Targeted Opportunities and the Juniper Fund.  Mr. Michas, Mr. Bartholdson and Juniper Investment Company share voting and dispositive power over 11,200 shares of Series A Preferred Stock and the 4,745,765 Conversion Shares issuable upon conversion of the Series A Preferred Stock held on the record date by Juniper Targeted Opportunities and Juniper Fund.

(4)
Based on the information reported in a statement on Schedule 13G/A-7 filed with the SEC on February 7, 2022 by Heartland Advisors, Inc. (“Heartland”) and William J. Nasgovitz.  The amendment states that, as of December 31, 2021, Heartland, a registered investment advisor, and William J. Nasgovitz have shared voting power as to 2,021,100 of these shares and shared dispositive power as to all of these shares.  We have not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G/A-7.

(5)
Based on the information in a statement on Schedule 13D/A filed with the SEC on May 14, 2021 by Talanta Investment Group, LLC, (“Talanta Investment”). Talanta Fund, L.P. (“Talanta Fund”) holds 1,244,726 shares of Common Stock and 1,500 shares of Series A Preferred Stock, which is entitled to vote 635,593 Conversion Shares issuable upon conversion of such shares of Series A Preferred Stock on all matters being considered by the holders of our Common Stock. Talanta Investment is the general partner of Talanta Fund and Justyn R. Putnam is the managing member of Talanta Investment.  For purposes of calculating the ownership percentage of Common Stock, the 1,880,319 Common Shares listed were divided by the sum of 27,449,203 shares of Common Stock outstanding on the record date and 635,593 Conversion Shares issuable upon conversion of the Series A Preferred Stock.   We have not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13D/A.

(6)
Based on the information reported in a statement on Schedule 13G/A-6 filed with the SEC on February 10, 2022 by Paradice Investment Management LLC (“Paradice LLC”) and Paradice Investment Management Pty Ltd (“Paradice Ltd”).  The amendment states that, as of December 31, 2021, Paradice LLC and Paradice Ltd have shared voting power as to 1,043,494 of these shares and shared dispositive power as to all of these shares.  The principal business office address of Paradice LLC is 257 Fillmore Street, Suite 200, Denver, CO 80206. We have not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G/A-6.

(7)
Based on the information reported in a statement on Schedule 13G/A-4 filed with the SEC on February 14, 2022 by Alyeska Investment Group, L.P., Alyeska Fund GP, LLC, Alyeska Fund Group 2 GP, LLC (collectively, “Alyeska”) and Anand Parekh.  The amendment states that, as of December 31, 2021, Alyeska and Anand Parekh have shared voting and dispositive power as to all of these shares. We have not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G/A-4.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as to the beneficial ownership of shares of our Common Stock as of the Record Date of each director and each named executive officer and all directors and executive officers of the Company, as a group.  Except as otherwise indicated in the footnotes to the table, each individual has sole investment and voting power with respect to the shares of Common Stock set forth.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Common Stock Beneficially Owned (1)
Named Executive Officers
Scott M. Shaw (2)	1,001,097	3.6%
Brian K. Meyers (3)	366,997	1.3%
Stephen M. Buchenot (4)	282,798	*
Non-Employee Directors
J. Barry Morrow (5)	227,119	*
John A. Bartholdson (6)	5,669,546	17.6%
James J. Burke, Jr. (7)	165,446	*
Kevin M. Carney (8)	21,470	*
Ronald E. Harbour (9)	74,555	*
Michael A. Plater (10)	17,256	*
Felecia J. Pryor (11)	6,267	*
Carlton E. Rose (12)	17,256	*
All executive officers and directors as a group (12 persons)	8,049,688	29.3%

*	Less than 1%.

(1)
Applicable percentages are based on 27,449,203 shares of Common Stock outstanding as of March 8, 2022, except for Mr. Bartholdson and all executive officers and directors as a group, which also includes 4,745,765 Conversion Shares issuable upon conversion of the Series A Preferred Stock held by Juniper Targeted Opportunities and Juniper Fund. For purposes of this table, (i) shares of restricted Common Stock that have not vested are included in the shares outstanding as of the Record Date and are entitled to be voted, (ii) a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date that such person or group has the right to acquire within 60 days after such date and (iii) unless otherwise stated, the address for each named person is 14 Sylvan Way, Suite A, Parsippany, NJ 07054.

(2)	Includes (i) 729,046 shares of Common Stock held by Mr. Shaw and (ii) 272,051 shares of restricted Common Stock.

(3)	Includes (i) 182,708 shares of Common Stock held by Mr. Meyers and (ii) 184,289 shares of restricted Common Stock.

(4)	Includes (i) 136,518 shares of Common Stock held by Mr. Buchenot and (ii) 146,280 shares of restricted Common Stock.

(5)	Includes (i) 211,880 shares of Common Stock held by Mr. Morrow and (ii) 15,239 shares of restricted Common Stock.

(6)
Includes (i) 20,814 shares of Common Stock held by Mr. Bartholdson, (ii) 880,259 shares of Common Stock held by Juniper Fund and (iii) 14,000 Juniper Multi-Strategy Fund, LLP and (iv) 4,745,765 Conversion Shares issuable upon conversion of the 11,200 shares of Series A Preferred Stock held by Juniper Targeted Opportunities and Juniper Fund on the record date, over which Mr. Bartholdson shares voting and dispositive power with Mr. Michas and Juniper Investment Company.  The principal business office address of Mr. Bartholdson is 555 Madison Avenue, 24th Floor, New York, NY 10022.  See also Security Ownership of Certain Beneficial Owners as to the holdings of Juniper Investment Company, LLC and its affiliates.

(7)	Includes (i) 156,738 shares of Common Stock held by Mr. Burke and (ii) 8,708 shares of restricted Common Stock.

(8)	Includes (i) 12,762 shares of Common Stock held by Mr. Carney and (ii) 8,708 shares of restricted Common Stock.

(9)	Includes (i) 65,847 shares of Common Stock held by Mr. Harbour and (ii) 8,708 shares of restricted Common Stock.

(10)	Includes (i) 8,548 shares of Common Stock held by Dr. Plater and (ii) 8,708 shares of restricted Common Stock.

(11)	Includes 6,267 shares of restricted Common Stock.

(12)	Includes (i) 8,548 shares of Common Stock held by Mr. Rose and (ii) 8,708 shares of restricted Common Stock.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently has two stock incentive plans: the 2005 Long Term Incentive Plan (the “Prior Plan”) and the Lincoln Educational Services Corporation 2020 Incentive Compensation Plan (the “LTIP”).

LTIP

On March 26, 2020, the Board adopted the LTIP to provide incentives to directors, officers, employees and consultants of the Company, as determined by the Compensation Committee or such other qualified committee appointed by the Board, to align the interests of these individuals in the Company’s success with those of its shareholders through the grant of equity-based awards. On June 16, 2020, the shareholders of the Company approved the LTIP.  The LTIP is administered by the Compensation Committee of the Board, or such other qualified committee appointed by the Board, who will, among other duties, have full power and authority to take all actions and to make all determinations required or provided for under the LTIP. Pursuant to the LTIP, the Company may grant options, share appreciation rights, restricted shares, restricted share units, incentive stock options and nonqualified stock options.  The LTIP has a duration of 10 years.  Subject to adjustment as described in the LTIP, the aggregate number of shares of Common Stock available for issuance under the LTIP is 2,000,000.

Prior Plan

Under the Prior Plan, certain employees have received awards of restricted shares of Common Stock based on service and performance.  The number of shares granted to each employee is based on the amount of the award and the fair market value of a share of Common Stock on the date of grant. The LTIP makes it clear that there will be no new grants under the Prior Plan effective as of the date of shareholder approval of the LTIP, June 16, 2020.  Existing grants are subject to the particular award agreements relating thereto and to the Prior Plan to the extent that the Prior Plan provides rules relating to those grants.  The Prior Plan remains in effect only to that extent.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview and analysis of our executive officer compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions.  Later in this proxy statement under the heading “Executive Compensation,” are a series of tables containing specific information about the compensation earned or paid in 2021 to the following individuals, whom we refer to as our “named executive officers” or “NEOs.”

In 2021, the Company had three named executive officers:

•	Scott M. Shaw, our President and Chief Executive Officer;
•	Brian K. Meyers, our Executive Vice President, Chief Financial Officer and Treasurer;
•	Stephen M. Buchenot, our Executive Vice President of Campus Operations.

The discussion below is intended to aid in understanding the information provided in the tables that follow and put that information into context within our overall compensation program.

Executive Summary

2021 Advisory Vote on Executive Compensation

At the 2021 Annual Meeting of the Company’s shareholders, we held a non-binding advisory say on pay vote on our executive compensation program as set forth in our proxy statement dated May 6, 2021, that was filed with the SEC on March 26, 2021.  Approximately 98% of the votes cast on the say on pay proposal voted in favor of the program.

Performance-Based Executive Compensation

•
In fiscal year 2021 and 2020, performance-based restricted stock comprised 100% of our equity compensation and vests based upon the attainment of compliance metric targets set by the Compensation Committee each year during the applicable three-year performance period.  The terms of these awards are described in more detail below under “Long-Term Stock Incentives.”

•
We maintain an annual performance-based Management Incentive Compensation Plan (the “MIC Plan”).  Payments under the MIC Plan are based on the attainment of predetermined net income, revenue and company-wide quality focused outcome targets. The terms of these awards are described in more detail below under “2021 Annual Performance-Based Incentive Compensation.”

◾	In fiscal year 2021, our NEOs received payment of 136.4% of their MIC Plan target award opportunity.

◾	In fiscal year 2020, our NEOs received payment of 150.0% of their MIC Plan target award opportunity.

The Compensation Committee believes that these practices highlight the close link between pay and performance under our executive officer compensation program.

Recent Changes to Compensation Program

Over the past few years, we made key changes to our annual cash and long-term stock incentive compensation program to enhance our pay-for-performance philosophy to better align the interests of our executives with those of our shareholders.  These changes reflect our continuing commitment to improving our pay-for-performance alignment, while embracing contemporary compensation and governance best practices.  The changes included the following:

◾
eliminating the individual performance component of our annual incentive compensation plan and adding a component linked to company-wide quality focused outcomes that directly impact the Company’s overall health and viability;

◾	capping the maximum amount payable under the annual incentive compensation plan at 200% of target; and

◾	granting performance-based restricted stock that vests upon the attainment of EBITDA targets during each year.

The Compensation Committee continually reviews the executive compensation program and may, from time to time, modify certain aspects of the program to ensure that it remains aligned with the interests of the Company’s shareholders.

Sound Compensation Governance Practices.

The Company seeks to implement and maintain sound compensation governance practices to ensure adherence to our pay-for-performance philosophy while appropriately managing risk and aligning our executive compensation program with the financial interests of the Company’s shareholders. Highlights of our practices include:

•	Cap on Annual Incentive Compensation. The aggregate maximum annual incentive award that can be earned by each of our named executive officers is capped at 200% of their target.

•
No Executive Retirement Programs.  We do not maintain enhanced retirement arrangements for our executive officers.  Executive officers are eligible to participate in our 401(k) plan in the same manner as all other employees.

•
No tax gross-ups.  As discussed below under the heading “Employment Agreements and Change in Control Benefits,” we do not provide our executive officers with tax gross-ups for “excess parachute payments” upon a change in control.

Compensation Philosophy and Objectives

The Company and the Compensation Committee believe that compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis, and that such compensation should assist us in attracting and retaining key executives that are critical to our long-term success.

Our compensation program is designed to offer executive officers competitive compensation based on our performance and the individual’s contribution, performance and leadership in the execution of our business model.  Our compensation policies are intended to motivate, reward and retain highly qualified executives for long-term strategic management and enhancement of shareholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals, and to attract and retain executives whose abilities are critical to our long-term success and competitiveness.  Our compensation goals are further intended to mitigate incentives for our executives who take excessive risks that may be adverse to the Company and our shareholders in the long-term.

The Compensation Committee has reviewed all components of the compensation for the named executive officers, including salary, annual incentives, equity and long-term incentive compensation, the dollar value to the executive and cost to the Company of all perquisites, and the actual projected payout obligations under potential severance and change in control scenarios.

Setting Executive Compensation

We intend to continue our strategy of compensating our executives through programs that emphasize performance-based incentive compensation.  We have structured annual cash and long-term equity incentive compensation to both motivate executives to achieve the business goals set by the Company and to reward the executives for achieving such goals.  Our executive compensation program is further designed to discourage excessive risk taking by assessing performance across multiple dimensions and metrics, including both regulatory performance and student outcomes.

For the named executive officers, the main components of our compensation program are base salary, an annual performance-based cash incentive and long-term performance-based restricted stock.  In allocating compensation among these components, the Compensation Committee believes that the compensation of senior management, the levels of management having the greatest ability to influence our performance, should be predominately performance-based.  Base salary is intended to provide a certain level of income commensurate with an executive’s position, responsibilities, and contributions to the Company.

The annual performance-based cash incentive compensation focuses on short-term performance while the performance-based restricted stock is tied to achievement of performance over a longer period of time.  This mix of short- and long-term incentives provides sufficient rewards to motivate near-term performance, while at the same time providing significant incentives to keep our executives focused on longer term corporate goals that drive shareholder value.  In addition, we believe this balance of short-term and long-term incentive compensation and the mix of varied performance metrics helps mitigate the incentive for executives to take excessive risk that may have the potential to harm the Company in the long-term.

Compensation for Scott M. Shaw, our President and Chief Executive Officer, is based on the Compensation Committee’s independent assessment of his performance during the year.  Our President and Chief Executive Officer plays a significant role in setting the compensation for the other named executive officers by presenting an evaluation of each executive’s performance and his recommendation for levels of their compensation.  The Compensation Committee makes all final decisions with respect to the total compensation package for each of the named executive officers and has the authority to accept, reject, or modify these recommendations in connection with its determination.  The Compensation Committee may retain compensation consultants having special competence to assist it in evaluating the compensation of the named executive officers, in its sole discretion. In August 2021, the Compensation Committee retained Grant Thornton as its independent compensation consultant.

Base Salary

Base salaries for our named executive officers are based on job responsibilities and individual contribution with reference to base salary levels of executives at comparable publicly held companies.  The Compensation Committee also considers several other factors in setting base salaries, including the executive’s experience and tenure, our overall annual budget for merit increases and pre-tax profit, the executive’s individual performance, changes in the executive’s responsibility and the executive’s overall contribution to our success.  We review salary levels annually to recognize these factors.  We do not target base salary at any particular percentage of total compensation.

None of our named executive officers received base salary increases for the fiscal year 2021.

2021 Annual Performance-Based Incentive Compensation

Our named executive officers are eligible to participate in the MIC Plan.  Under the MIC Plan, the Compensation Committee approves the calculation of performance-based cash incentive opportunities for our named executive officers by considering certain financial performance targets as well as company-wide quality focused outcomes.  Awards under the MIC Plan reflect the Compensation Committee’s belief that a significant portion of the total annual compensation of each named executive officer should be contingent upon the overall financial performance of the Company as well as the attainment of corporate initiatives relating to student outcomes and shareholder value.  For fiscal year 2021, the Compensation Committee set the incentive compensation target  at 100% of base salary for Mr. Shaw, 75% of base salary for Mr. Meyers and 50% of base salary for Mr. Buchenot.  The maximum award possible to any named executive officer in any given year under the MIC Plan is 200% of their incentive compensation target.

The 2021 performance measures under the MIC Plan, including their relative weightings, are as follows:

Performance Measure	Percentage of Total Incentive Compensation Opportunity
Income Before Income Taxes	47%
Revenue	33%
Company-Wide Quality Focused Outcomes	20%

At the beginning of fiscal year 2021, the Compensation Committee set target goals for each of the above performance measures.  In general, the Compensation Committee sets the net income and revenue performance targets above the performance targets publicly announced for the Company.  This is consistent with the Compensation Committee’s philosophy that performance-based annual compensation awards should incent our named executive officers to attain better than average performance.

Income Before Income Taxes Component.  For fiscal year 2021, 47% of each named executive officer’s target incentive opportunity was based on the achievement of net income goals.  The named executive officers could earn a portion of their target incentive opportunity if the Company’s net income was within 10% of our target goal.  The percentage of the net income component paid decreases by 10% for each percentage point that actual performance was below the target net income goal.  No payments are made with respect to the net income component if actual performance was at or below 90% of the target net income goal.  Our named executive officers could earn more than their target net income component if the Company’s net income was greater than the target goal.  The percentage increases by 8% for each percentage point that actual performance was above the target net income goal.

For fiscal year 2021, the Compensation Committee set an income before income taxes goal of $20.4 million.  Actual adjusted consolidated income before income taxes was $22.7 million.  As a result, the Company achieved 89.4% target incentive opportunity attributable to net income.

Revenue Component.  For fiscal year 2021, 33% of each named executive officer’s target incentive opportunity was based on the achievement of revenue goals.  The named executive officers could earn a portion of their target incentive opportunity if our revenues were within 10% of our target goal.  The percentage of the revenue component paid decreases by 10% for each percentage point that actual performance was below our target revenue goal.  No payments are made with respect to the revenue component if actual performance was at or below 90% of our target revenue goal.  Our named executive officers could earn more than their target revenue component if our revenues were greater than the target goal.  The percentage increases by 8% for each percentage point that actual performance was above the target revenue goal.

For fiscal year 2021, the Compensation Committee set a revenue goal of $318.4 million. Actual consolidated revenue was $335.4 million. As a result, the Company achieved 47.0% target incentive opportunity attributable to revenue.

Company-Wide Quality Focused Outcomes Component.  Each of our named executive officers could earn 20% of their target incentive opportunity for the achievement of company-wide quality focused outcomes.   The performance goals related to the achievement of specific aspects of the Company’s business strategy and corporate initiatives relating to student outcomes and to shareholder value.

No payments are made with respect to each initiative of the company-wide quality focused outcomes component if the specified target for such initiative was not attained.  Our named executive officers could earn more than their target incentive opportunity for this component if performance with respect to one or more of the initiatives was greater than the target goal.  The percentage increases by 8% for each percentage point that actual performance was above the target goal for the initiative.

For fiscal year 2021, we targeted a student retention rate of 68.5%.  The actual student retention rate was 63.9%.  As a result, the Company did not achieve any percentage of the 20% target incentive opportunity attributable to Company-wide quality focused outcomes.

Aggregate Incentive Compensation Paid under MIC Plan. Based upon exceeding the income before income taxes and revenue targets for fiscal year 2021, the Compensation Committee awarded payment of 136.4% of the MIC Plan target award opportunity for each of our named executive officers as set forth below:

Named Executive Officer	Target 2021 MIC Plan Award ($)	Total 2021 MIC Plan Payment ($)
Scott M. Shaw	500,000	681,815
Brian K. Meyers	269,216	367,111
Stephen M. Buchenot	152,194	207,536

Long-Term Stock Incentives

Stock incentives focus executives’ attention on the Company from the perspective of an owner with an equity stake in the business.  The Compensation Committee believes that the Company’s long-term performance is achieved through an ownership culture that encourages long-term performance by our named executive officers through grants of stock-based awards.  Our shareholder-approved LTIP provides for the grant of stock options, restricted stock, performance stock and other equity-based awards.  Awards are generally made at the discretion of the Compensation Committee based on a multiplicity of factors, including total compensation at peer companies, the level of equity ownership of the executives, and judgments of individual performance during the year.

The Compensation Committee believes that a combination of time-based and performance-based restricted stock grants better align the interests of our named executive officers with those of our shareholders.  EBITDA targets are set by the Compensation Committee at the beginning of each applicable year.  If the applicable EBITDA target is not attained, the Compensation Committee has the discretion to determine that the performance-based restricted stock that would have vested had the target been attained will not be forfeited but, instead, will be subject to a catch-up EBITDA target to be set in the subsequent year.  A catch-up target is a stretch goal that requires a greater level of performance than the performance goal set for the applicable performance period.  In addition, notwithstanding the attainment of the applicable performance targets, the Compensation Committee has the discretion to determine that all or a portion of performance-based restricted stock will not vest based on facts and circumstances occurring after the date of grant that the Compensation Committee deems relevant.

Time-Based Restricted Stock

The Compensation Committee did not award any time-based restricted stock to any of our NEOs in 2021 or 2020.

Performance-Based Restricted Stock

On February 25, 2021, the Compensation Committee awarded performance-based restricted stock (the “Performance-Based Restricted Shares”) to certain members of our management, including each of our named executive officers.  The Performance-Based Restricted Shares vest over three years, upon the attainment of certain financial performance targets set by the Compensation Committee for each of the fiscal years 2021, 2022 and 2023, the attainment of which is determined in March of each succeeding year.

On February 20, 2020, the Compensation Committee awarded performance-based restricted stock (the “Performance-Based Restricted Shares”) to certain members of our management, including each of our named executive officers.  The Performance-Based Restricted Shares vest annually in installments of 20%, 30%, and 50%, respectively, upon the attainment of certain financial performance targets set by the Compensation Committee for each of the fiscal years 2020, 2021 and 2022, the attainment of which is determined in March of each succeeding year.

In terms of both the February 25, 2021 and February 20, 2020 awards, if an annual financial performance target is not met for a given year, the restricted stock award may nevertheless vest, on a cumulative basis, if the financial performance target is achieved in a subsequent year on a cumulative basis.

The Compensation Committee set the financial performance target for fiscal year 2021 at an EBITDA target of $27.9 million.  Actual EBITDA, as adjusted, for fiscal year 2021 was $30.7 million.  Since the Company attained the financial performance target for fiscal year 2021, 33.3% of the Performance-Based Restricted Shares awarded to our named executive officers on February 25, 2021 and 30.0% of the Performance-Based Restricted Shares awarded to our named executive officers on February 20, 2020 vested on March 15, 2022.

For fiscal year 2020, the Compensation Committee set the financial performance EBITDA target of $17.1 million.  Actual EBITDA, as adjusted, for fiscal year 2020 was $22.2 million.  Since the Company attained the financial performance target for fiscal year 2020, 20% of the Performance-Based Restricted Shares awarded to our named executive officers vested on March 15, 2021.

No Backdating or Spring Loading

The Company does not backdate options or grant options retroactively.  In addition, we do not plan to coordinate grants of options, restricted stock or other equity awards so that they are made before announcement of favorable information or after announcement of unfavorable information.  Stock options are granted at fair market value on the date the option grants are approved by our Compensation Committee.  Fair market value has been consistently determined as the closing price on the NASDAQ Global Select Market on the grant date.  All option grants and restricted stock awards require the approval of the Compensation Committee.  The Company’s general practice is to grant options and restricted stock only on the date of a regularly scheduled Compensation Committee meeting, although there are occasions when grants have been made on other dates.

Compensation Consultants

In determining the compensation of our named executive officers, the Compensation Committee considers many factors such as the executive’s position with the Company and level of responsibility, skills and experience required by the position, the executive’s experience and qualifications, the Company’s ability to replace such individual and the overall competitive environment for executive talent. The Committee has the authority to retain its own advisor to consider, from time to time, the Company’s compensation philosophy and programs and provide guidance, as appropriate. The Committee relies on its independent compensation consultant for guidance in determining the appropriate structure of director and executive compensation as well as appropriate levels of compensation.

In fiscal year 2021, the Compensation Committee retained Grant Thornton as its independent compensation consultant.  Grant Thornton reported directly to the Committee and did not perform any services for the Company other than advice on executive and director compensation pursuant to their engagement by the Committee. The scope of work involved providing a review of executive compensation levels and an analysis of the Company’s annual and long-term incentive program designs (including any recommended changes) as well as a review of the Company’s overall compensation philosophy. Specifically, Grant Thornton compared the Company’s executive compensation to other companies of similar industry, size and geography using published and custom surveys to analyze how the Company’s executives’ salaries, bonuses, long-term incentive plans and benefits compare to other similar companies. The Compensation Committee believes that the information received from Grant Thornton LLP’s analysis not only confirmed the Company’s approach to structuring its compensation programs, but will also be valuable in assisting in the determination of compensation on an ongoing basis.

Comparative Data

The Company does not consider its review of market data regarding executive compensation as a formal benchmarking process and does not target named executive officer compensation at a specified level of a peer group. In fiscal year 2021, the Compensation Committee did review data (including base salaries, annual incentive bonuses and equity-based compensation) compiled by its compensation consultant, Grant Thornton, from public sources for the companies noted below which are not necessarily in the Company’s industry but are comparable to the Company in revenue and market capitalization:

American Public Education, Inc.	Perdoceo Education Corporation
BBQ Holdings, Inc.	Potbelly Corporation
Carriage Services, Inc.	Regis Corporation
Century Casinos, Inc.	StoneMor Inc.
Drive Shack Inc.	Target Hospitality Corp.
Full House Resorts, Inc.	Universal Technical Institute, Inc.
ONE Group Hospitality, Inc.	Zovio Inc.

The purpose of this review was, among other things, to determine whether the level of compensation proposed to be paid to the Company’s named executive officers during 2021 was within the range of compensation paid to the named executive officers at our peer companies. After this informal review, the Compensation Committee determined that the compensation proposed to be paid to the Company’s named executive officers was below the peer group range and determined to further consider these findings with regard to future compensation determinations.

Employment Agreements and Change in Control Benefits

The Company has entered into employment agreements with Messrs. Shaw, Meyers and Buchenot.  Each of these agreements will expire on December 31, 2023.  The employment agreements are described below under “Employment Agreements.”

The employment agreement for each of Messrs. Shaw, Meyers and Buchenot provides that upon a change in control of the Company, the term of the agreement will be automatically extended for an additional two-year term commencing on the date of the change in control and ending on the second anniversary of the date of the change in control.  Each employment agreement further provides that all stock options and restricted stock awards held by the named executive officer will immediately vest in such event.

We do not provide our named executive officers with tax gross-ups for “excess parachute payments” under Section 280G of the Internal Revenue Code upon a change in control.  In the event that any payment or distribution by us to or for the benefit of our named executive officers would be considered a “parachute payment” for purposes of Section 280G, the amount of such payments may be reduced to the largest amount permissible without triggering excise taxes under Section 4999 of the Internal Revenue Code.

Retirement Plans

The Company maintains a plan qualified under Section 401(k) of the Internal Revenue Code for the benefit of all employees.  Our named executive officers are eligible to participate in this plan on the same terms and conditions as all other employees.  At the discretion of our Board of Directors, we may make discretionary matching and/or profit-sharing contributions into our 401(k) plan for eligible employees, which may be subject to vesting requirements.  We believe that a 401(k) plan encourages our employees to save for future retirement needs by matching contributions equal to 15% of their salary deferrals, which do not exceed 6% of the employee’s individual payroll period, subject to a compensation limitation and/or a contributions limitation pursuant to applicable provisions of the Internal Revenue Code.  In 2021, with respect to each of the named executive officers, the following matching contributions were made on their behalf under our 401(k) plan: $750 for Mr. Shaw; $2,925 for Mr. Meyers; and $1,484 for Mr. Buchenot.

We do not provide any additional retirement benefits to our named executive officers.  None of our named executive officers participate in a non-qualified deferred compensation program or pension arrangement.

Welfare Benefits and Perquisites

Our named executive officers are eligible to participate in our medical and dental health insurance plans, our life insurance plan and our long-term disability insurance plan on the same terms and conditions offered to all other employees.  We also provide our named executive officers with supplemental life insurance.  We believe that the benefits we offer are important components of our comprehensive benefit package, which encourages employees to remain with us.

Pursuant to their employment agreements, we also provide to Messrs. Shaw and Meyers use of a vehicle for business and personal use and pay for associated costs, including automobile insurance, parking and fuel.  The executives are responsible for all taxes related to this benefit.

We do not provide any other perquisites or benefits to our named executive officers and we do not pay any tax gross-ups with respect to any compensation.

Tax Deductibility of Compensation; Accounting

Section 162(m) of the Internal Revenue Code generally precludes a public corporation from taking a deduction for compensation in excess of $1 million with respect to the Company’s “covered employees”, which include the principal executive officer, principal financial officer and one other person who was one of the Company’s three highest paid officers for the year.  The Compensation Committee strives to provide our named executive officers with compensation programs that will preserve the tax deductibility of compensation paid by the Company, to the extent reasonably practicable and to the extent consistent with the Company’s other compensation objectives.  However, the Compensation Committee believes that shareholder interests are best served if it retains the flexibility to compensate executives in a manner intended to promote varying corporate goals, even if certain amounts that may be payable in excess of $1 million may not be deductible under Section 162(m).

The Compensation Committee also takes accounting considerations, including the impact of Financial Accounting Standards Board Accounting Standards Codification 718 Compensation – Stock Compensation, into account in structuring compensation programs and determining the form and amount of compensation awarded.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this proxy statement.  Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

James J. Burke, Chair
John A. Bartholdson Ronald E. Harbour Felecia J. Pryor Carlton E. Rose

Executive Compensation

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)(3)	Total ($)

Scott M. Shaw	2021	500,000	500,000	681,815	11,793	1,693,608
President and	2020	500,000	498,000	750,000	8,168	1,756,168
Chief Executive Officer

Brian K. Meyers	2021	358,955	250,000	367,111	11,053	987,119
Executive Vice President, Chief	2020	358,955	398,400	403,824	5,677	1,166,856
Financial Officer and Treasurer

Stephen M. Buchenot	2021	304,387	250,000	207,536	17,807	779,730
Executive Vice President of	2020	304,387	298,800	228,290	5,475	836,952
Campus Operations

(1)
For fiscal year 2021, represents the aggregate grant date fair value of performance-based restricted stock awards on February 25, 2021. The fair values of these grants were determined in accordance with Financial Accounting Standards Board Accounting Standards Code Topic 718 (excluding the effect of estimated forfeitures).  See Note 10 to the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC regarding assumptions underlying the valuation of equity awards.  Whether, and to what extent, a named executive officer realizes value will depend on our actual operating performance, stock price fluctuations and the named executive officer’s continued employment.  Amounts reported for these awards may not represent the amounts that the named executive officers will actually realize from the awards.  The terms and conditions of the performance-based restricted stock awards are described in the “Compensation Discussion and Analysis.”

(2)	Reflects the value of cash incentive awards paid under our MIC Plan as described in the “Compensation Discussion and Analysis.”

(3)
Amounts reflected in this column include the following for fiscal years 2021 and 2020 respectively: (a) the costs related to personal use of a company-owned vehicle of $3,615 and 2,214 for Mr. Shaw as well as $3.074 and $2,213 for Mr. Meyers; (b) premiums paid on each named executive officer’s life insurance policy: $6,915 and $3,027 for Mr. Shaw, $4,541 and $2,744 for Mr. Meyers and $15,810 and $4,219 for Mr. Buchenot; and (c) 401(k) matching contributions for each named executive officer as follows: $750 and $2,928 for Mr. Shaw, $2,925 and $720 for Mr. Meyers, and $1,484 and $1,256 for Mr. Buchenot.

OUTSTANDING EQUITY AWARDS
AT FISCAL YEAR END DECEMBER 31, 2021

	Stock Awards
	Equity Incentive Plan Awards:
Name	Number of shares,units or other rights that have not vested (#)	Market value of shares, or payout units or other rights that have not vested ($) (1)
Scott M. Shaw	26,288 (2)	196,371
	160,000 (3)	1,195,200
	85,763 (4)	640,652

Brian K. Meyers	13,407 (2)	100,150
	128,000 (3)	956,160
	42,882 (4)	320,326

Stephen M. Buchenot	7,398 (2)	55,263
	96,000 (3)	717,120
	42,882 (4)	320,326

(1)	All equity award values are based on a December 31, 2021 closing stock price of $7.47.

(2)
Awarded on February 28, 2019, the time-based restricted stock grant awarded to the named executive officers vests ratably on the date of grant and on each of the first through third anniversaries of the grant date.

(3)
Awarded on February 20, 2020, the performance-based restricted stock grant awarded to the named executive officer vests over three years, 20%, 30% and 50%, respectively, commencing with fiscal year 2020.

(4)	Awarded on February 25, 2021, the performance-based restricted stock grant awarded to the named executive officer vests ratably over three years, commencing with fiscal year 2021 target.

Potential Payments upon a Termination or Change in Control

The following table summarizes the value of the termination payments and benefits that our named executive officers would receive upon:

•	the Executive’s Involuntary Termination (as defined below);

•	a Change in Control (as defined below); or

•	the Executive’s Death or Disability.

In each case, the amounts are determined as if the trigger event occurred on December 31, 2020 and equity is valued based on the closing stock price of $7.47 on December 31, 2021.  This table excludes vested account balances under our 401(k) plan, which is generally available to all of our employees.  The terms of the benefits are set forth in the employment agreements of our named executive officers as described immediately following the table.

Payment upon Termination
at Fiscal Year End December 31, 2021

Name	Aggregate Severance	Stock Awards	Benefits	Total
	($)	($) (1)	($) (2)	($)
Scott M. Shaw
Involuntary Termination (3)	2,000,000	2,032,223	28,365	4,060,588

Change in Control	-	2,032,223	-	2,032,223

Death or Disability (4)	500,000	2,032,223	-	2,532,223

Termination for Cause or Resignation without Good Reason	-	-	-	-
Brian Meyers
Involuntary Termination (5)	1,099,300	1,376,636	24,515	2,500,451

Change in Control	-	1,376,636	-	1,376,636

Death or Disability (4)	269,216	1,376,636	-	1,645,852

Termination for Cause or Resignation without Good Reason	-	-	-	-
Stephen M. Buchenot
Involuntary Termination (6)	684,870	1,092,709	30,883	1,808,462

Change in Control	-	1,092,709	-	1,092,709

Death or Disability (4)	152,194	1,092,709	-	1,244,903

Termination for Cause or Resignation without Good Reason	-	-	-	-

(1)
All outstanding stock options, restricted stock and performance-based restricted stock granted by the Company to the named executive officers will become fully vested and immediately exercisable upon (i) a Change in Control (as defined below), (ii) an Involuntary Termination (as defined below) or (iii) upon the executive’s death or disability.

(2)
Includes a cash payment equal to the Company’s estimate of the employer portions of the premiums that would be necessary to continue the executive’s health care benefits coverage until the first anniversary of the executive’s date of termination.

(3)	Consists of a lump sum payment equal to two times the sum of Mr. Shaw’s 2021 base salary and the target amount of his annual performance bonus for fiscal year 2021.

(4)	Includes an annual cash incentive compensation award under the MIC Plan for the year of termination based upon target levels.

(5)	Consists of a lump sum payment equal to one and three-quarters times the sum of Mr. Meyer’s 2021 base salary and the target amount of his annual performance bonus for fiscal year 2021.

(6)	Consists of a lump sum payment equal to one and one-half times the sum of Mr. Buchenot’s 2021 base salary and the target amount of his annual performance bonus for fiscal year 2021.

Employment Agreements

The Company is party to employment agreements with each of Messrs. Shaw, Meyers and Buchenot.

Employment Agreement dated December 10, 2020 with Scott M. Shaw

The terms of the Company’s employment agreement with Mr. Shaw are summarized below.

Employment Period.  The agreement provides that Mr. Shaw will serve as our President and Chief Executive Officer through December 31, 2023.

Compensation and Benefits.  Mr. Shaw will receive a minimum annual base salary of $500,000, will be eligible to participate in the MIC Plan and, to the extent eligible, in all of our employee benefit plans, programs and arrangements that are established for, or made available to, our senior executives.   The Company provides to Mr. Shaw a vehicle for his business and personal use and pays the associated costs, including automobile insurance, parking and fuel; Mr. Shaw is responsible for all taxes related to this benefit.

Involuntary Termination.  In the event of an “Involuntary Termination” (as defined below) of Mr. Shaw’s employment, in addition to Mr. Shaw’s right to receive payment of all accrued and unpaid compensation and benefits due to him through the date of termination or resignation of employment, including any accrued unpaid bonuses for a completed year, we will pay him: (1) two times the sum of (a) his base salary, as is then in effect; and (b) the target amount of the annual performance bonus for him in the year in which the termination occurs; (2) unreimbursed expenses for reasonable travel and other business expenses incurred by him through the date of termination; and (3) the estimated employer portion of premiums that would be necessary to Mr. Shaw’s coverage under the Company’s healthcare plan until the first anniversary of the date of termination (subject to proration should Mr. Shaw become insured under a subsequent healthcare plan).  Mr. Shaw would receive the sum of these amounts in a lump-sum payment 60 days following his Involuntary Termination.  In addition, Mr. Shaw would receive a prorated annual award under the MIC Plan for the year in which the Involuntary Termination occurs based on actual performance, payable at the time that awards are generally paid to employees for the applicable year.

Termination for Cause; Resignation Other than for Good Reason. In the event that Mr. Shaw’s employment is terminated by us for Cause or Mr. Shaw resigns from his employment other than for “Good Reason” (as defined below), we will pay him his accrued but unpaid base salary, unreimbursed expenses and employee benefits earned through the date of his termination, including, without limitation, any MIC Plan award due but not yet paid for a completed calendar year.

Death or Disability.  In the event that Mr. Shaw dies or his employment is terminated as a result of his disability, we will pay him (or his estate, if applicable) his accrued but unpaid base salary and employee benefits earned through the date of his termination, including, without limitation, any MIC Plan award due but not yet paid for a completed calendar year.  In addition, (i) Mr. Shaw will receive a prorated target MIC Plan award for the year of termination and (ii) all of Mr. Shaw’s outstanding stock options and restricted stock shall become fully vested, and stock options shall become immediately exercisable and remain exercisable for one year (or until the option’s normal expiration date, if earlier).

Change in Control.  Upon a “Change in Control” (as defined below), we (or our successor) will continue the employment of Mr. Shaw for a period of two years commencing on the date of the Change in Control and ending on the second anniversary thereof.  In addition, all of Mr. Shaw’s restricted stock and stock options will vest in full and the stock options will become immediately exercisable on the date of the Change in Control.

In the event that any payment or distribution by us to or for the benefit of Mr. Shaw pursuant to the terms of the employment agreement or otherwise would be considered a “parachute payment” and the amount of the parachute payment, after deduction of all relevant taxes, including excise taxes imposed by Section 4999 of the Internal Revenue Code, is less than the amount Mr. Shaw would receive if he was paid three times his average “base amount” less $1.00, then the aggregate amounts constituting the parachute payment will be reduced (or returned by Mr. Shaw if already paid to him) to an amount that will equal three times his average “base amount” less $1.00.

Noncompetition.  Mr. Shaw is subject to a noncompetition restrictive covenant during the term of his employment and for a period of two years thereafter, although the covenant will not apply if his employment is terminated due to an Involuntary Termination.

Nonsolicitation.  Mr. Shaw is subject to a nonsolicitation restrictive covenant of clients, employees and key consultants during the term of his employment and for one year thereafter.

Confidentiality.  Mr. Shaw is subject to a confidentiality restrictive covenant of unlimited duration.

Waiver and Release.  Our obligations upon a termination of employment under Mr. Shaw’s employment agreement are subject to Mr. Shaw executing and delivering a waiver and release of claims against us.

Employment Agreement dated December 10, 2020 with Brian K. Meyers

The terms of the Company’s employment agreement with Mr. Meyers are identical to those contained in Mr. Shaw’s employment agreement described above, except that: (a) Mr. Meyers will serve as Executive Vice President, Chief Financial Officer and Treasurer, and will receive a minimum annual base salary of $358,955.00  and (b) in the event of an Involuntary Termination, Mr. Meyers will be entitled to receive a payment of one and three-quarters times the sum of (1) his annual base salary and (2) the target amount of the annual performance bonus for him in the year in which the termination of employment occurs.

Employment Agreement dated December 10, 2020 with Stephen M. Buchenot

The terms of the Company’s employment agreement with Mr. Buchenot are identical to those contained in Mr. Shaw’s employment agreement described above, except that: (a) Mr. Buchenot will serve as Executive Vice President of Campus Operations and will receive a minimum annual base salary of $304,387.43, (b) in the event of an Involuntary Termination, Mr. Buchenot will be entitled to receive a payment of one and one-half times the sum of (1) his annual base salary and (2) the target amount of the annual performance bonus for him in the year in which the termination of employment occurs and (c) Mr. Buchenot is not provided the use of an automobile.

In the case of all employment agreements, the following definitions apply:

“Involuntary Termination” generally means the termination of the executive’s employment by the executive for Good Reason or by the Company without Cause.

Prior to a “Change in Control” (as defined below), “Cause” generally means any of the following: (i) the executive’s willful failure to perform his duties in any material respect, (ii) malfeasance or gross negligence in the performance of his duties, (iii) the executive’s conviction of a felony, (iv) the executive’s intentional or reckless disclosure of confidential information, (v) the executive’s commission of an act of sexual harassment that would normally constitute grounds for termination, or (vi) any other act or omission by the executive which is materially injurious to the financial condition or business reputation of the Company or any of its affiliates. The definition also requires that the executive be given 30 days’ notice to cure a breach of (i) and (ii) above.  After a Change in Control, Cause would not include (v) and (vi) above.

“Good Reason” generally means the occurrence of any of the following without the executive’s written consent: (i) a reduction in the executive’s base salary or target annual incentive compensation award; (ii) an adverse change in the executive’s title, authority, duties or responsibilities; (iii) a failure by the Company to pay material compensation when due; or (v) a material breach of the executive’s employment agreement by the Company.  The definition also requires that the Company be given 10 days’ notice to cure any Good Reason that is susceptible to cure.

“Change in Control” generally means any of the following: (i) when a person directly or indirectly becomes the beneficial owner of 25% or more of either (1) the then outstanding Common Stock or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (other than any acquisition directly from the Company, by the Company, or by an employee benefit plan sponsored by the Company); (ii) when, during any period of 24 consecutive months, the individuals who constitute the Board of Directors of the Company cease to constitute at least a majority thereof; (iii) when the shareholders approve a reorganization, merger or consolidation of the Company without the consent or approval of a majority of the Board of Directors; (iv) when there is a consummation of a merger, amalgamation or consolidation of the Company with any other corporation, the issuance of voting securities of the Company in connection with such a transaction or the sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (unless there is no significant change in the beneficial ownership of the Common Stock); or (v) a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

Director Compensation

The following chart summarizes the compensation paid to non-employee directors during the fiscal year ended December 31, 2021.  Following the table is a discussion of material factors related to the information disclosed in the table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
J. Barry Morrow	81,500	105,000	186,500
John A. Bartholdson	58,000	60,000	118,000
James J. Burke, Jr.	56,000	60,000	116,000
Peter S. Burgess (2)	32,000	60,000	92,000
Kevin M. Carney	52,500	60,000	112,500
Celia H. Currin (3)	59,000	60,000	119,000
Ronald E. Harbour	50,500	60,000	110,500
Michael A. Plater	46,000	60,000	106,000
Carlton E. Rose	46,000	60,000	106,000
Felecia J. Pryor (4)	11,500	45,000	56,500

(1)
Represents the grant date fair value of a restricted stock award granted on May 5, 2021 to all Directors, with the exception of Ms. Pryor’s award granted on August 5, 2021.  The fair value of this grant was determined in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) as determined based on applying the assumptions used in the Company’s financial statements.  See Note 10 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021, regarding assumptions underlying the valuation of equity awards.

(2)
Mr. Burgess retired from the Board of Directors on May 6, 2021.  As such, his restricted stock award on June 16, 2020 was accelerated and fully vested based on the share fair market value of $6.89 on May 6, 2021.

(3)
Ms. Currin retired from the Board of Directors on November 4, 2021.  As such, her restricted stock award on May 5, 2021 was accelerated and fully vested based on the share fair market value of $7.07 on November 4, 2021.

(4)	Ms. Pryor was appointed to the Board of Directors on August 5, 2021.

For fiscal year 2021, each of its non-employee directors earned an annual retainer of $40,000 for services to the Company and J. Barry Morrow, our Non-Executive Chairman, received an additional annual retainer of $40,000.

Audit Committee members earned an additional annual retainer of $8,000 and the Audit Committee Chair earned an additional annual retainer of $15,000.

Members of the Nominating and Corporate Governance Committee and the Compensation Committee earned an additional annual retainer of $6,000 and the Chair earned an additional annual retainer of $10,000.

Non-employee directors are also eligible to receive awards of shares of restricted Common Stock under the 2020 Long-Term Incentive Plan as compensation for their services as directors.

Annual Grants of Restricted Stock.  On the date of each annual meeting of shareholders, each non-employee director receives an award of shares of restricted Common Stock equal to $60,000 and the Chairman receives $105,000 (based on the fair market value of a share of the Company’s Common Stock on the date of grant) for service as a director of the Company, provided that such non-employee director continues to serve as a director of the Company immediately after such annual meeting.

On May 5, 2021, each non-employee director, with the exception of Ms. Pryor, who did not join the Board of Directors until August, 2021, received 8,708 shares of restricted Common Stock while Mr. Morrow received 15,239 shares of restricted Common Stock. The restricted stock awards vest in full on May 5, 2022, the first anniversary of the grant date.  The per share fair market value of a share of the Company’s Common Stock on May 5, 2021, based on the closing price of the Common Stock on such date, was $6.89.  Upon joining the Board of Directors on August 5, 2021, Ms. Pryor received 6,267 shares of restricted Common Stock which will vest in full on May 5, 2022. The per share fair market value of the Company’s Common Stock on August 5, 2021, based on the closing price of the Common Stock on such date, was $7.18.

Audit Committee Report

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s financial reporting process, by monitoring, among other matters, the quality and integrity of the Company’s financial statements, the independence and performance of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, and the performance of the Company’s internal auditors.  Management has primary responsibility for preparing the financial statements and for the reporting processes, including the design and maintenance of the Company’s system of internal controls.  The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and opining upon the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).  The Audit Committee is solely responsible for the compensation, appointment and oversight of the Company’s independent registered public accounting firm.

In this context, the Audit Committee has met and held discussions with management, the independent registered public accounting firm and the internal auditors, separately and together, with and without management present, regarding the Company’s audited consolidated financial statements as of December 31, 2021, and for the year then ended and regarding the Company’s internal controls.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the U.S.  The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard No. 1301 (formerly Auditing Standard No. 61), Communications with Audit Committees.  Further, the Audit Committee discussed with the internal auditors the Company’s plans for and scope of internal audits, identification of audit risks and results of audit activities.

The Audit Committee reviewed and discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management.  As part of that review, the Company’s independent registered public accounting firm submitted to the Audit Committee the written disclosures and the letter required by PCAOB Rule 3526 (Independence Discussions with Audit Committees) in which Deloitte & Touche LLP affirmed its independence from the Company.  Further, the Audit Committee discussed with Deloitte & Touche LLP the firm’s independence and considered whether the firm’s provision of non-audit services to the Company was compatible with maintaining the firm’s independence.  The Audit Committee concluded that Deloitte & Touche LLP is independent from the Company and its management.

Based upon the considerations described above and subject to the limitations upon the role and responsibilities of the Audit Committee as set forth in the Audit Committee’s charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2021 be included in the Company’s 2021 Annual Report.

AUDIT COMMITTEE
Kevin M. Carney, Chair John A. Bartholdson Michael A. Plater
Carlton E. Rose

PROPOSAL 2:  NON-BINDING ADVISORY VOTE ON THE COMPANY’S
COMPENSATION OF NAMED EXECUTIVE OFFICERS

Pursuant to the rules of the Securities and Exchange Commission adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing shareholders with a proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and tabular and narrative disclosures of this proxy statement.

We encourage shareholders to read the Compensation Discussion and Analysis beginning on page 17 of this proxy statement, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative which provide detailed information on the compensation of our named executive officers.  The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in this proxy statement are effective in achieving our goals.

The Board unanimously recommends a vote for the following resolution:

“RESOLVED, that the shareholders hereby approve the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K under the Securities Act of 1933, as amended, including the Compensation Discussion and Analysis, the accompanying compensation disclosure tables and any related narrative disclosure in this proxy statement.”

Although the vote on this Proposal 2 is advisory and non-binding, the Compensation Committee and the Board of Directors will review the voting results on the proposal and will consider shareholder views in connection with our executive compensation program. At the 2021 Annual Meeting, approximately 98% of the votes cast on the say on pay proposal voted in favor of our NEOs’ compensation.

Required Vote

The affirmative vote of a majority of the votes cast by holders of our Common Stock and Series A Preferred Stock, voting as a single class (in person or by proxy), with the holders of Series A Preferred Stock voting on an as-converted basis, is required to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

Our Board of Directors unanimously recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of the named executive officers described in this proxy statement.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP, which has served as the Company’s independent registered public accounting firm since 1999, to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Deloitte & Touche LLP has advised the Company that it does not have any direct or indirect financial interest in the Company. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will be given the opportunity to make a statement if they choose to do so. They will also be available to respond to appropriate questions.

Before appointing Deloitte & Touche LLP, the Audit Committee carefully considered Deloitte & Touche LLP’s qualifications, including the firm’s performance as independent registered public accounting firm for the Company in prior years and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether Deloitte & Touche LLP’s provision of non-audit services to the Company is compatible with its independence from the Company.

Shareholders will be asked at the Annual Meeting to ratify the appointment of Deloitte & Touche LLP. If the shareholders ratify the appointment, the Audit Committee may still, in its discretion, appoint a different independent registered public accounting firm at any time during 2022 if it concludes that such a change would be in the best interests of the Company. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider, but not necessarily rescind, the appointment of Deloitte & Touche LLP.

Fees Billed by Independent Registered Public Accounting Firm

As more fully described below, all services to be provided by Deloitte & Touche LLP are pre-approved by the Audit Committee, including audit services, tax services and certain other services.

The SEC requires disclosure of fees billed by the Company’s independent registered public accounting firm for certain services.  The following table sets forth the aggregate fees billed by Deloitte & Touche LLP for professional services rendered for each of the past two years:

Fee Category	2021	2020
Audit and Audit Related Fees	$945,000	$1,049,000
Tax Fees	193,905	232,000
All Other Fees	2,020	8,280

Total Fees	$1,140,925	$1,289,280

Audit and Audit Related Fees consisted principally of audit services of our consolidated financial statements, review of our quarterly financial statements, services that are normally provided by the independent auditors in connection with statutory and regulatory filings and the audit of the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Tax Fees consisted principally of professional services rendered by Deloitte & Touche LLP in connection with the Company’s tax compliance activities, including technical and tax advice related to the preparation of tax returns.  Additionally, in 2021, Deloitte & Touche LLP performed a section 382 analysis under the internal revenue code in connection with the Company’s net operation losses carryforward.

All Other Fees primarily consisted of professional services rendered in connection with the Company’s employee benefit plan and the subscription to the research tool.

Audit Committee Pre-Approval Policy

The Audit Committee approves, prior to engagement, all audit and non-audit services provided by Deloitte & Touche LLP and all fees to be paid for such services. All services are considered and approved on an individual basis. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.

Required Vote

The affirmative vote of a majority of the votes cast by holders of our Common Stock and Series A Preferred Stock voting together as a single class (in person or by proxy), with the holders of Series A Preferred Stock voting on an as-converted basis, is required to ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Our Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

ANNUAL REPORT AND FINANCIAL STATEMENTS AND COMMITTEE AND
 CORPORATE GOVERNANCE MATERIALS OF THE COMPANY

Copies of the Company’s Annual Report filed with the SEC for the year ended December 31, 2021, including the Company’s consolidated financial statements and financial statement schedule, will be mailed to interested shareholders, without charge, upon written request.  Exhibits to our Annual Report will be provided upon written request and payment to the Company of the cost of preparing and distributing those materials. The current charters of the Board’s Audit, Compensation, Nominating and Corporate Governance Committees, along with the Company’s Integrity Assurance Program – A Code of Business Ethics and Conduct, are available to interested shareholders upon request and are posted on our website at https://investors.lincolneducationalservices.com under Corporate Governance. Written requests should be sent to Lincoln Educational Services Corporation, 14 Sylvan Way, Suite A, Parsippany, NJ 07054, Attention: Investor Relations.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

The Company’s Board of Directors has adopted corporate governance guidelines, which include guidelines for determining director independence, director responsibilities, director access to management and independent advisors, succession planning, director retirement and director stock ownership.

Our Board of Directors has also adopted an Integrity Assurance Program – A Code of Business Ethics and Conduct (the “Code of Conduct”) that applies to all directors, officers and employees and that is intended, among other things, to comply with Section 406 of the Sarbanes-Oxley Act of 2002 and related SEC and NASDAQ rules requiring a code of ethics for a company’s directors, officers and employees. The Code of Conduct prohibits our directors, executive officers and senior management from holding the Company’s securities in a margin account or otherwise pledging the Company’s securities as collateral for a loan and under certain circumstances involving an accounting restatement requires the claw back of bonus or incentive compensation paid to officers of the Company.

A copy of the Code of Conduct is posted on our website at https://investors.lincolneducationalservices.com under Corporate Governance. The Audit Committee must approve any requests for amendments to or waivers from the Code of Conduct with respect to directors and executive officers and the Company intends to report such amendments or waivers that are required to be reported pursuant to the rules of the SEC and the NASDAQ Global Select Market on the Company’s website.

TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that related person transactions present a heightened risk of conflicts of interest.  As a general matter, it is the preference of the Company to avoid related person transactions.  The term “related person transaction” refers to a transaction required to be disclosed pursuant to Item 404 of Regulation S-K, under the Securities Act of 1933, as amended.

During the fiscal years ending December 31, 2021 and 2020, the Company did not engage in any “related person transaction.”  In that regard, we note that our director, Mr. Bartholdson, may be deemed to have an interest in the Series A Preferred Stock sold by the Company and held by Juniper Fund and Juniper Opportunities Fund in November 2019.  In connection with that sale and issuance, at the time of the negotiation of the transaction of the terms and rights of the Series A Preferred Stock, Mr. Bartholdson was not a “related person” of the Company.  As a result of the transaction, Mr. Bartholdson became the Series A Preferred Director in November 2019.  In accordance with the transaction documents relating to the sale and issuance of the Series A Preferred Stock, the Company registered with the Securities and Exchange Commission the resale of the Conversion Shares issuable upon conversion of the Series A Preferred Stock by the holders thereof and, in 2021, the Company paid $1,219,200 in cash dividends on the Series A Preferred Stock; in both cases, the Juniper investment funds participated on a pro rata basis.

The Company recognizes that there are situations where related person transactions may be in, or may not be inconsistent with, the best interests of the Company and its shareholders.  As a result, pursuant to the Company’s Audit Committee charter, the Audit Committee is charged with the responsibility to review and approve all related person transactions on an ongoing basis.  All such transactions must be approved in advance by the Audit Committee.

In addition, the Company’s Code of Conduct contains policies and procedures with respect to conflicts of interest and related person transactions.  The Code of Conduct requires that all directors, officers, employees and certain other persons subject to the Code of Conduct, adhere to it and prohibits certain arrangements that may be relevant to related person transactions including, but not limited to, prohibitions against: obtaining a substantial interest in any entity which does or seeks to do business with, or is a competitor of, the Company; entering into various arrangements (including family or other relationships) which might dissuade such director, officer, employee or other person from acting in the best interest of the Company; entering into a financial transaction or relationship with a student, prospect, vendor, agent or competitor of the Company; benefiting, or seeking to benefit, (directly or indirectly) from such person’s position with the Company from any sale, purchase or other activity of the Company; using Company property or information for personal gain; obtaining loans or guarantees for personal obligations from the Company; and competing with the Company.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC regulations require the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 of our Common Stock and other equity securities. To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 and any amendments thereto filed with the Securities and Exchange Commission and shareholder reports from our transfer agent and written representations that no other reports were required, during the fiscal year ended December 31, 2021, our officers, directors and 10% or more shareholders complied with all Section 16(a) filing requirements applicable to them, except that: (i) Scott M. Shaw filed a Form 4 (one day late) reporting the disposition of certain restricted shares to fund tax withholding upon the vesting of a portion of the restricted share award (ii) Brian K. Meyers filed a late Form 4 (one day late) reporting the disposition of certain restricted shares to fund tax withholding upon the vesting of a portion of the restricted share award;  (iii) Stephen M. Buchenot filed a late Form 4 (one day late) reporting the disposition of certain restricted shares to fund tax withholding upon the vesting of a portion of the restricted share award; and (iv) Chad D. Nyce filed a late Form 4 reporting two restricted share awards and a disposition of restricted shares to fund tax withholding upon the vesting of a portion of a restricted share award.  Each of the transactions disclosed on these delinquent reports were exempt from disgorgement under Section 16.

SHAREHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals that are intended to be presented at the 2023 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Secretary of the Company, in writing, no later than November 26, 2022, in order to be considered for inclusion in the Company’s proxy materials for that annual meeting. Shareholder proposals and shareholder nominations for election to the Board of Directors must also comply with the current advance notice and other requirements set forth in the Company’s bylaws to be eligible to be presented at an annual meeting. These requirements include, in part, the requirement that any such proposal or nomination must, with certain exceptions if the date of the annual meeting is advanced or delayed more than 30 days from that of the anniversary of this year’s annual meeting, be submitted to the Secretary of the Company at least 120 and not more than 150 days prior to the first anniversary of the date of mailing of the notice for this year’s annual meeting (or between October 27, 2022, and November 26, 2022, based on this year’s notice mailing date of March 25, 2022).

COMMUNICATING WITH THE BOARD OF DIRECTORS

You may contact any non-employee director, or the entire Board of Directors, at any time. Your communication may be sent to the Lincoln Educational Services Corporation Board of Directors – Non-Employee Directors, c/o Corporate Secretary, Lincoln Educational Services Corporation, 14 Sylvan Way, Suite A, Parsippany, NJ 07054.

Communications are distributed to the Board of Directors, or any director as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board of Directors will be excluded, such as spam and other junk mail, resumes and other job inquiries, surveys and business solicitations or advertisements.  Material that is unduly hostile, threatening, illegal or similarly unsuitable will also be excluded. We will make available to any non-employee director any communication that is filtered in accordance with the process described above, at that director’s request.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that unless shareholders give contrary instructions, only one copy of our proxy statement or annual report may be sent to multiple shareholders in each household who share an address. We will promptly deliver a separate copy of either document to you if you call or write to us at the following address or telephone number: Lincoln Educational Services Corporation, c/o Corporate Secretary, 14 Sylvan Way, Suite A, Parsippany, NJ 07054; telephone (973) 736-9340. If you wish to receive separate copies of our proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, please contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

OTHER INFORMATION

Proxy authorizations submitted via the Internet must be received by 11:59 p.m. (Eastern Time) on May 4, 2022. To give your proxy authorization via the Internet, please read the instructions accompanying the enclosed proxy card. Costs associated with electronic access, such as from access providers, will be borne by the shareholder.

By Order of the Board of Directors

Alexandra M. Luster
Corporate Secretary
Parsippany, New Jersey
March 25, 2022

Lincoln Educational Services Corporation
14 Sylvan Way, Suite A
Parsippany, NJ  07054
973-736-9340

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail LINCOLN  EDUCATIONAL SERVICES  CORPORATION Your Internet vote authorizes the named proxies to vote your shares of Series A Convertible Preferred Stock in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 4, 2022.        INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY  Please mark your votes like this 1. Election of Directors FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL EXCEPT (See Instructions below) 2. Approval on a non-binding, advisory basis of the named executive officer compensation. FOR AGAINST ABSTAIN 3. Ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022 FOR AGAINST ABSTAIN   (1) John A. Bartholdson  (2) James J. Burke, Jr.  (3) Kevin M. Carney  (4) Ronald E. Harbour  (5) J. Barry Morrow   (6) Michael A. Plater  (7) Felecia J. Pryor  (8) Carlton E. Rose  (9) Scott M. Shaw (To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee that you wish to withhold authority) To change the address on your account, please check the box at the right and indicate your new address in the space to the left. Please note that the changes to the registered name(s) on the account may not be submitted via this method. Check here if you plan to attend the meeting CONTROL NUMBER Signature Signature, if held jointly Date , 2022 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

ANNUAL MEETING OF SHAREHOLDERS OF
LINCOLN EDUCATIONAL SERVICES CORPORATION
May 5, 2022

The 2022 Proxy Statement and the 2021 Annual Report to
Shareholders are available at: www.lincolntech.edu/proxy

Please date, sign and mail your proxy card in the
 envelope provided as soon as possible.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

LINCOLN EDUCATIONAL SERVICES CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder of Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”), hereby appoints Scott M. Shaw and Brian K. Meyers, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Shareholders of the Company to be held on Thursday, May 5, 2022, at 9:00 a.m., local time, https://www.cstproxy.com/lincolntech/2022  and any adjournment(s) or postponement(s) thereof, to vote on behalf of the undersigned all shares of Series A Convertible Preferred Stock that the undersigned is entitled to vote at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE BY THE UNDERSIGNED. IF THIS PROXY IS EXECUTED, BUT NO SPECIFICATION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2 AND 3, OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

(Continued, and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail LINCOLN  EDUCATIONAL SERVICES  CORPORATION Your Internet vote authorizes the named proxies to vote your shares of Common Stock in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 4, 2022.        INTERNET/MOBILE –www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Please mark your votes like this 1. Election of Directors FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL EXCEPT (See Instructions below) 2. Approval on a non-binding, advisory basis of the named executive officer compensation. FOR AGAINST ABSTAIN 3. Ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. FOR AGAINST ABSTAIN   (1) James J. Burke, Jr.   (2) Kevin M. Carney   (3) Ronald E. Harbour   (4) J. Barry Morrow   (5) Michael A. Plater   (6) Felecia J. Pryor   (7) Carlton E. Rose   (8) Scott M. Shaw (To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee that you wish to withhold authority) To change the address on your account, please check the box at the right and indicate your new address in the space to the left. Please note that the changes to the registered name(s) on the account may not be submitted via this method. Check here if you plan to attend the meeting CONTROL NUMBER Signature Signature, if held jointly Date , 2022 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

ANNUAL MEETING OF SHAREHOLDERS OF
LINCOLN EDUCATIONAL SERVICES CORPORATION
May 5, 2022

The 2022 Proxy Statement and the 2021 Annual Report to
Shareholders are available at: www.lincolntech.edu/proxy

Please date, sign and mail your proxy card in the
envelope provided as soon as possible.

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

LINCOLN EDUCATIONAL SERVICES CORPORATION

Proxy For Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”), hereby appoints Scott M. Shaw and Brian K. Meyers, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Shareholders of the Company to be held on Thursday, May 5, 2022, at 9:00 a.m., local time, https://www.cstproxy.com/lincolntech/2022  and any adjournment(s) or postponement(s) thereof, to vote on behalf of the undersigned all shares of Common Stock that the undersigned is entitled to vote at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares. In connection with these matters, the Common Shareholders vote with the Series A Preferred Shareholders, as a single class, with each share of Common Stock entitled to one vote and each share of Series A Preferred Stock entitled to 423.729 votes which is the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE BY THE UNDERSIGNED. IF THIS PROXY IS EXECUTED, BUT NO SPECIFICATION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2 AND 3, OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

(Continued, and to be marked, dated and signed, on the other side)